UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2009

CROWN OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52750
(Commission File Number)

98-0495144
(IRS Employer Identification No.)

400 – 225 West Magnolia Street, Bellingham, Washington 98225
(Address of principal executive offices and Zip Code)

(360) 392 - 2820
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Cautionary Statement Concerning Forward-Looking Information

This report contains forward-looking statements (as such term is defined in section 27A of the United States Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" commencing on page 2 of this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Crown Oil and Gas Inc. and our wholly-owned subsidiaries. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pursuant to a letter of intent dated January 17, 2008, as amended by a further letter of intent dated March 18, 2008, we entered into an agreement with Langford Worldwide Corp., whereby we agreed to purchase all of the issued and outstanding shares in the capital of Covenlina Holdings Ltd. and Bandberg Holdings Ltd., the Cypriot parent companies of several Russian companies holding oil and gas exploration and development licenses for properties located in the Saratov region of the Volga-Ural oil-and-gas province in Russia, in consideration for a purchase price of $11.9 million, $6.9 million of which was intended to be paid in cash, with the remainder to be paid by the issuance of 5,000,000 common shares in our capital at a deemed issue price of $1.00 per share.

As a result of further negotiations between our company, Langford and its sole shareholder, Boshoff Holdings Ltd., it was agreed that we would acquire all of the issued and outstanding common shares of Langford Worldwide Corp. rather than acquiring the Covenlina and Bandberg shares from Langford. On March 20, 2009, we entered into a share purchase agreement with Langford and Boshoff pursuant to which we agreed to acquire all of the issued and outstanding shares of Langford. After taking into account various loans made by our company to Covenlina and Bandberg in 2008 that were used for the general operating expenses of Covenlina and Bandberg’s Russian subsidiaries for expenses relating to their oil and gas exploration activities, it was determined that the $11.9 million purchase price under the share purchase agreement would be paid by a combination of debt forgiveness, issuance of our common stock and the payment of cash. Pursuant to the sale purchase, we also expressly agreed to assume the obligation for the repayment of the principal and interest accrued thereon in respect of certain loans made to Crown Oil & Gas LLC, a wholly-owned, Russian subsidiary of Covenlina and Bandberg on or about May 16, 2007 in the aggregate amount of $2.6 million.

The share purchase agreement also provided that one nominee of Boshoff would be appointed to our board of directors and as the chief operating officer of our company. In addition, the share purchase agreement provided that as a condition precedent to the closing of the transaction contemplated by the agreement, that 88,000,000 restricted shares in our common stock held by our president would be cancelled and returned to treasury. This cancellation and return was completed on March 18, 2009.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 16, 2009, we completed the transactions contemplated by the share purchase agreement with Langford Worldwide Corp. and Boshoff Holdings Ltd. Pursuant to the terms of the agreement, we acquired all of the issued and outstanding shares in the capital of Langford, a British Virgin Islands company, in exchange for:

  forgiveness of certain debt owed to us by Bandberg Holdings Ltd. and Covenlina Holdings Ltd., wholly- owned subsidiaries of Langford, in the aggregate amount of $6,600,000;

  the issuance of 5,000,000 shares of our common stock to the registered shareholder of Langford (Boshoff Holding Ltd.); and

  the issuance to Boshoff of a promissory note evidencing a debt in the amount of $300,000 with an interest rate of 10% per annum, calculated monthly, payable to Boshoff within six months of the closing of the Langford acquisition.

The shares in our common stock issued to Boshoff were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act.

Upon the close of the transaction contemplated by the share purchase agreement, Langford became a wholly-owned subsidiary of our company and we acquired oil and gas exploration and development licenses held by Langford’s Russian subsidiaries for properties located in the Saratov region in the Volga-Ural oil-and-gas province in Russia.

Prior to the close of the Langford share purchase, we had 119,422,800 common shares issued and outstanding. As of the closing date of April 16, 2009, we had 36,422,800 common shares issued and outstanding, resulting from the cancellation without consideration of 88,000,000 shares in our common stock held by our president and the issuance of 5,000,000 common shares to Boshoff Holdings Ltd., the former shareholder of Langford, pursuant to the terms of the share purchase agreement. The cancellation of the 88,000,000 common shares by our former president was a condition precedent to the closing of the share purchase agreement. As of the date hereof, Boshoff holds approximately 13.7% of our issued and outstanding common stock.

As a result of the closing of the transaction contemplated by the share purchase agreement, and as disclosed in Item 5.06 of this current report, our company ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Accordingly, this current report includes comprehensive financial information regarding Langford Worldwide Corp. and its direct and indirect wholly-owned subsidiaries, including audited financial information for the fiscal years ended December 31, 2007 and 2008, and pro forma financial information which combines the financial information of our company and Langford on a combined basis as of December 31, 2008.

RISK FACTORS

In addition to other information in this report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Relating to our Business and the Oil and Gas Industry

We have had a history of losses and no revenue to date, which trend may continue and may negatively impact our ability to achieve our business objectives.

We have experienced net losses since inception, and expect to continue to incur substantial losses for the foreseeable future. Our pro forma accumulated deficit was $150,748 as at December 31, 2008, and as of April 16, 2009, we have a working capital deficiency of approximately $2,000,000. To date, we have not generated any revenues from our operations.

We will not be able to generate significant revenues in the future and our management expects operating expenses to increase substantially over the next 12 months as we undertake oil and gas exploration activities. As a result, our management expects the business to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, our business might become profitable. We will need to raise additional funds, and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

We have no known oil and natural gas reserves and if we cannot find any, we may have to cease exploration.

We have no known oil and natural gas reserves. If we do not find any commercially exploitable oil and natural gas reserves or if we cannot complete the exploration of any oil and natural gas reserves, either because we do not have the money to do so or because it is not economically feasible to do so, we may have to cease operations and our investors may lose their investments.

No reserves have yet been established in respect of the three properties. There are numerous uncertainties inherent in estimating reserves, including many factors beyond our control and no assurance can be given that any level of reserves or recovery thereof will be realized. In general, estimates of reserves are based upon a number of assumptions made as of the date on which the estimates were determined, many of which are subject to change and are beyond our control.

We are an exploration stage company with a limited operating history, which may hinder our ability to successfully meet our objectives.

We are an exploration stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only been actively engaged in the oil and gas exploration and development business since purchase of the shares of Langford Worldwide Corp. on April 16, 2009 and we do not have an established history of locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

Our proposed operations will require significant capital expenditures for which we may not have sufficient funding and if we do obtain additional financing, our existing shareholders may suffer substantial dilution.

We intend to make capital expenditures in excess of our existing capital resources to explore the oil and gas properties for which we have obtained exploration and production licenses. Furthermore, we intend to rely on external sources of financing to meet our capital requirements to continue acquiring, exploring and developing oil and gas properties and to otherwise implement our business plan. We plan to obtain such funding through the debt and equity markets, but we cannot assure that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms, if at all. In addition, any additional equity financing may involve substantial dilution to our then existing shareholders.

The successful implementation of our business plan is subject to risks inherent in the oil and gas business, which if not adequately managed, could result in additional losses.

Our oil and gas operations are subject to the economic risks typically associated with exploration and development activities, including the necessity of making significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the availability of drilling rigs and the cost and timing of drilling, completing and, if warranted, operating wells is often uncertain. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and, if warranted, production activities to be unsuccessful. This could result in a total loss of our investment in a particular well. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.

In addition, in the event that we commence production, market conditions or the unavailability of satisfactory oil and gas transportation arrangements may hinder our access to oil and gas markets and delay our production. The availability of a ready market for our prospective oil and gas production depends on a number of factors, including the demand for and supply of oil and gas and the proximity of reserves to pipelines and other facilities. Our ability to market such production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities, in most cases owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells for lack of a market or because of inadequacy or unavailability of pipelines or gathering system capacity. If that occurs, we would be unable to realize revenue from those wells until arrangements are made to deliver such production to market.

Our future performance is dependent upon our ability to identify, acquire and develop oil and gas properties, the failure of which could result in under use of capital and losses.

Our future performance depends upon our ability to identify, acquire and develop oil and gas reserves that are economically recoverable. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves are ultimately discovered in commercial quantities, and our ability to develop prospects that contain proven oil and gas reserves to the point of production. Without successful acquisition and exploration activities, we will not be able to develop oil and gas reserves or generate revenues. We cannot provide you with any assurance that we will be able to identify and acquire oil and gas reserves on acceptable terms, or that oil and gas deposits will be discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploitation and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as lack of availability of rigs and other equipment, title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and or work interruptions. In addition, the costs of exploitation and development may materially exceed our initial estimates.

Market conditions or operation impediments may hinder our access to oil and natural gas markets or delay our production.

The marketability of production from the properties for which we have licenses to explore depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, if drilling results are positive in certain areas of our oil and gas properties, a new gathering system would need to be built to handle the potential volume of gas produced. We might be required to shut in wells, at least temporarily, for lack of a market or because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver production to market.

Our ability to produce and market oil and natural gas is affected and also may be harmed by:

  the lack of pipeline transmission facilities or carrying capacity;

  government regulation of natural gas and oil production;

  government transportation, tax and energy policies;

  changes in supply and demand; and

  general economic conditions.

We might incur debt in order to fund our exploration and development activities, which would continue to reduce our financial flexibility and could have a material adverse effect on our business, financial condition or results of operations.

If we incur indebtedness, our ability to meet our debt obligations and reduce our level of indebtedness depends on future performance. General economic conditions, oil and gas prices and financial, business and other factors affect our operations and future performance. Many of these factors are beyond our control. We cannot assure investors that we will be able to generate sufficient cash flow to pay the interest on our current or future debt or that future working capital, borrowings or equity financing will be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and performance at the time we need capital. We cannot assure investors that we will have sufficient funds to make such payments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings or arrange new financing, we might have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.

We will have substantial capital requirements that, if not met, may hinder our growth and operations.

Our future growth depends on our ability to make large capital expenditures for the exploration and development of our natural gas and oil properties. Future cash flows and the availability of financing will be subject to a number of variables, such as:

  the success of our Russian projects;

  success in locating and producing reserves; and

  prices of oil and natural gas.

Additional financing sources will be required in the future to fund developmental and exploratory drilling. Issuing equity securities to satisfy our financing requirements could cause substantial dilution to our existing shareholders. Additional debt financing could lead to:

  a substantial portion of operating cash flow being dedicated to the payment of principal and interest;

  being more vulnerable to competitive pressures and economic downturns; and

  restrictions on our operations.

Financing might not be available in the future, or we might not be able to obtain necessary financing on acceptable terms, if at all. If sufficient capital resources are not available, we might be forced to curtail our drilling and other activities or be forced to sell some assets on an untimely or unfavorable basis, which would have an adverse affect on our business, financial condition and results of operations.

If we or our operators fail to maintain adequate insurance, our business could be materially and adversely affected.

Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations.

Any prospective drilling contractor or operator which we hire will be required to maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. Therefore, we do not plan to acquire our own insurance coverage for such prospects. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

The oil and gas industry is highly competitive, and we may not have sufficient resources to compete effectively.

The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices for oil and gas more easily than we can. Our competitors may be able to pay more for oil and gas leases and properties and may be able to define, evaluate, bid for and purchase a greater number of leases and properties than we can. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

Complying with environmental and other government regulations could be costly and could negatively impact our production.

Our business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. Such laws and regulations may, among other potential consequences, require that we acquire permits before commencing drilling and restrict the substances that can be released into the environment with drilling and production activities.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. Prior to commencement of drilling operations, we may secure limited insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.

The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

Our ability to produce oil and gas from our properties may be adversely affected by a number of factors outside of our control which may result in a material adverse effect on our business, financial condition or results of operations.

The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered that impair or prevent the production of oil or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. There can be no assurance that oil and gas will be produced from the properties in which we have interests. In addition, the marketability of oil and gas that may be acquired or discovered may be influenced by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas, gathering systems, pipelines and processing equipment, market fluctuations in oil and gas prices, taxes, royalties, land tenure, allowable production and environmental protection. We cannot predict how these factors may affect our business.

We are dependent upon the efforts of various third parties that we do not control and, as a result, we may not be able to control the timing of development efforts, associated costs, or the rate of production of reserves (if any).

The success of our business is dependent upon the efforts of various third parties that we do not control. At least at the present, we do not plan to serve as the operator for our projects. As a result, we may have limited ability to exercise influence over the operations of the properties or their associated costs. Our dependence on the operator and, where applicable, other working interest owners for these projects and our limited ability to influence operations and associated costs could prevent the realization of our targeted returns on capital in drilling or acquisition activities. The success and timing of development and exploitation activities on properties operated by others depend upon a number of factors that will be largely outside of our control, including:

  the timing and amount of capital expenditures;

  the operator’s expertise and financial resources;

  approval of other participants in drilling wells;

  selection of technology;

  the rate of production of the reserves; and

  the availability of suitable drilling rigs, drilling equipment, production and transportation infrastructure, and qualified operating personnel.

We will rely upon various companies to provide us with technical assistance and services. We will also rely upon the services of geologists, geophysicists, chemists, engineers and other scientists to explore and analyze oil and gas prospects to determine a method in which the oil and gas prospects may be developed in a cost-effective manner. Although our management has relationships with a number of third-party service providers, we cannot assure you that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploitation and exploration operations, which could have a material adverse effect on our business, financial condition and results of operations. Since our operations and properties are concentrated in Russia, we could be materially and adversely affected if drilling rigs are unavailable or cost of rigs, equipment supplies or personnel increase significantly over current costs.

We may be unable to retain our exploration and development licenses, which would result in significant financial losses to our company.

We have no interest in any properties other than licenses to explore for and produce hydrocarbons on certain properties. If we fail to meet the specific requirements of each license, such license may terminate or expire. We cannot assure you that any of the obligations required to maintain each license will be met. The termination or expiration of our licenses may harm our business. In addition, we will need significant funds to meet capital requirements for the exploration activities that we intend to conduct pursuant to the terms of the licenses.

Oil prices are subject to fluctuations in response to a variety of factors beyond our control. Our operating results and financial condition will depend substantially upon prevailing oil prices.

Oil prices are subject to fluctuations in response to a variety of factors beyond our control. Our operating results and financial condition will depend substantially upon prevailing oil prices. Historically, prices for oil have fluctuated widely for many reasons, including:

  global and regional supply and demand, and expectations regarding future supply and demand, for crude oil and petroleum products;

  geopolitical uncertainty;

  weather conditions and natural disasters;

  access to pipelines, railways and other means of transporting crude oil;

  prices and availability of alternative fuels;

  prices and availability of new technologies;

  the ability of the members of OPEC, and other crude oil producing nations, to set and maintain specified levels of production and prices;

  political, economic and military developments in oil producing regions, particularly the Middle East;

  Russian and foreign governmental regulations and actions, including export restrictions and taxes; and

  global and regional economic conditions.

Lower oil prices may adversely impact on the economic exploitation of our assets, reducing revenues or net income, impairing our ability to achieve its business objectives and may materially and adversely affect our financial results.

Our production operations involve risks common to the oil and gas industry.

Our production operations involve risks common to the oil and gas industry, including oil spills, explosions, fires, equipment damage or failure, natural disasters, geological uncertainties, unusual or unexpected rock formations and abnormal geological pressures. In the event that any of these occur, environmental damage, injury to persons and loss of life, failure to produce oil in commercial quantities or an inability to fully produce discovered reserves could result. They can also put at risk some or all of our licenses enabling it to explore and/or produce, and incur fines or penalties as well as criminal sanctions against our company and/or its officers. Consequent production delays and declines from normal field operating conditions may result in revenue and cash flow levels being adversely affected.

We contract services and equipment from third-party providers and suppliers. Such equipment and services can be in short supply and may not be readily available at the times and places required.

We contract services and equipment from third-party providers and suppliers. Such equipment and services can be in short supply and may not be readily available at the times and places required. In particular, we utilize the services of local drilling contractors, and there are a limited number of them relative to demand in the Saratov region. In addition, the costs of third-party services and equipment have increased significantly over recent years and may continue to rise. This may therefore have an adverse effect on our business. In addition, the failure of a third party provider or supplier could have a material adverse impact on our business and the results of operations.

Our costs are largely ruble-based, and in the event that we find and begin producing oil, the majority of all revenues, from the domestic market or from exports, will be either ruble denominated or must eventually be converted to rubles.

Our costs are largely ruble-based, and in the event that we find and begin producing oil, the majority of all revenues, from the domestic market or from exports, will be either ruble denominated or must eventually be converted to rubles. The official exchange rate for the ruble thus has a direct and indirect effect on the value of the our assets, but it is difficult to quantify this effect generally, since it will vary over time, depending upon whether we have a net positive cash flow, the proportion of hard currency sales in relation to ruble sales and whether the acquisition value of assets is dependent on the ruble exchange rate. As long our net investments in rubles exceed its revenues in rubles, a weak ruble in relation to other currencies (primarily the U.S. dollar) is a positive factor. If the replacement value of our assets does not fall as a result of the weak ruble, a depreciation of the ruble also produces a neutral effect on existing assets. In the event of a substantial appreciation of the ruble, in principle, the opposite applies. Costs would rise in relation to other currencies, and export sales, in rubles, would have a relatively lower value.

We depend on key management for the operation of our day-to-day activities and implementation of its growth strategy.

We depend on key management for the operation of our day-to-day activities and implementation of our growth strategy. In addition, personal connections and relationships of our key management are important to the conduct of our business. If we were to lose a member of our key management, our business and results of operations might be adversely affected.

Risks Related to Conducting Business in Russia

Our operations are exposed to the Russian political, economic, legal, regulatory and social environment.

Our operations are exposed to the political, economic, legal, regulatory and social environment of the countries in which it operates, primarily Russia, or intends to operate. These risks include corruption, civil strife or labor unrest, armed conflict, terrorism, limitations or price controls on oil exports and limitations or the imposition of tariffs or duties on imports of certain goods. There may be additional risks arising from us being perceived as a foreign company. Such risks could evidence themselves in expropriation or nationalization of property whether on a direct or indirect basis. As with many countries, possible future changes in the government, possible major policy shifts or increased security arrangements could have to varying degrees an adverse effect on the value of investments in Russia. These factors could materially adversely affect our business, prospects or financial results. If the existing body of Russian laws and regulations are interpreted or applied, or relevant discretions exercised, in an inconsistent manner by the courts or applicable regulatory bodies, this could result in ambiguities, inconsistencies and anomalies in the enforcement of such laws and regulations, which could hinder our long term planning efforts and may create uncertainties in its operating environment.

The Russian government exercises significant influence over the oil and gas industry.

The Russian government has exercised and continues to exercise significant influence over many aspects of the Russian economy, including the oil industry. Any government action concerning the economy, including the oil industry (such as a change in taxation rules or practice), could have a material adverse effect on us.

Tax risks in Russia may be more significant than those generally found in countries with more developed tax systems.

The tax risks in Russia are more significant than those generally found in countries with more developed tax systems, imposing additional burdens and costs on our operations, including management resources. We may be subject to a broad range of taxes imposed at the federal, regional and local levels, including but not limited to export duties, income tax, natural resources production tax, property tax and social taxes. Laws related to these taxes have been in force for a comparatively short period relative to tax laws in more developed market economies, and the implementation of these tax laws has at times been unclear or inconsistent. Our assets, targets, projections, cashflows and profitability could be adversely affected by any adverse change in the taxation laws, taxation levels, introduction of new tariffs or duties, withdrawal of any reliefs, or the applicability or enforceability in the regions in which we operate.

Investment in emerging markets may only be suitable for sophisticated investors who fully appreciate the significance of the risks involved in, and are familiar with, investing in emerging markets.

Generally, investment in emerging markets may only be suitable for sophisticated investors who fully appreciate the significance of the risks involved in, and are familiar with, investing in emerging markets. Investors should also note that emerging markets, such as Russia, are subject to rapid change and that information may become outdated relatively quickly. Moreover, financial turmoil in any emerging market country may adversely affect prices in equity markets of all emerging market countries as investors move their money to more stable, developed markets. As has happened in the past, financial problems or an increase in the perceived risks associated with investing in emerging economies could dampen foreign investment in Russia and adversely affect the Russian economy. Thus, even if the Russian economy remains relatively stable, financial turmoil in other emerging market countries could adversely affect our business.

Risks Relating to our Common Stock

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a corresponding reduction in our ability to raise capital. Because a significant portion of our operations have been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such a reduction could force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

Because we do not intend to pay any dividends on our shares of common stock, investors seeking dividend income or liquidity should not purchase our shares of common stock.

We have not declared or paid any dividends on our shares of common stock since inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our shares of common stock.

Because we can issue additional shares of our common stock, purchasers of our shares of common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 900,000,000 shares of common stock, of which 36,422,800 shares of common stock are issued and outstanding. Our board of directors has the authority to issue additional shares of our common stock and to determine the rights, preferences and privilege of such shares of our common stock, without consent of any of our shareholders. Consequently, the shareholders may experience more dilution in their ownership of our shares of common stock in the future.

Trading of our shares of common stock may be restricted by the Securities and Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our common shares.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined therein) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000, or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our shares of common stock, which may limit your ability to buy and sell our Common Shares and have an adverse effect on the market for our shares of common stock.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

DESCRIPTION OF BUSINESS

Corporate Organization and Structure

We were incorporated on February 17, 2006 in the State of Nevada under the name "OneLife Health Products Inc.". with authorized capital of 50,000,000 shares of common stock with a par value of $0.001.

Our principal executive offices are located at Suite 400 – 225, 114 West Magnolia Street, Bellingham, Washington 98225. Our telephone number is (360) 392-2898. Our facsimile number is (360) 733-3941.

Our common stock is quoted on the OTC Bulletin Board under the symbol "CWOI". On March 26, 2009, the closing price for our common stock, as reported on the OTC Bulletin Board, was $1.30 per share. There have been no trades in our shares of common stock since March 26, 2009.

Effective January 3, 2008, Dan McFarland resigned from his offices as president, chief executive officer and director of our company and Rakesh Chehil resigned from his offices as chief financial officer, secretary, treasurer and director of our company. On January 3, 2008, John Hiner was appointed as president, secretary, treasurer and a director of our company.

On January 15, 2008, we completed a merger with our wholly-owned subsidiary, Crown Oil and Gas Inc., a Nevada corporation. Pursuant to the merger, we changed our name from "OneLife Health Products Inc." to "Crown Oil and Gas Inc." to better reflect the anticipated future business of our company. Effective at the opening for trading on January 28, 2008, our change of name from "Onelife Health Products Inc." to "Crown Oil & Gas Inc." became effective with the OTC Bulletin Board under the stock symbol "COWG".

On January 31, 2008, we effected an 18-for-1 forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital increased from 50,000,000 shares of common stock with a par value of $0.001 to 900,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 6,000,000 shares of common stock to 108,000,000 shares of common stock. Upon the completion of the stock split, our trading symbol changed from "COWG" to "CWOI" and our CUSIP number became 228432 209.

Effective November 14, 2008, we changed our fiscal year end from November 30 to December 31. As the transition period between the closing date of our previous fiscal year and the opening date of our new fiscal year is one month, no transition report is required. We filed a Form 10-K for our new fiscal year ended December 31, 2008 on April 15, 2009, which contained separate audited statements of income and cash flows for the stub period of November 30, 2008 to December 31, 2008.

On April 16, 2009, pursuant to a share purchase agreement dated March 20, 2009 among our company, Langford Worldwide Corp. and Boshoff Holdings Ltd. (the sole shareholder of Langford), we completed the acquisition of all of the issued and outstanding shares of Langford, for the purchase price of $11.9 million, payable by the combination of debt forgiveness, issuance of our common shares and the payment of cash. Langford’s various indirect, wholly-owned Russian subsidiaries hold oil and gas exploration and development licenses for properties located in the Saratov region of the Volga-Ural oil-and-gas province in Russia.

Langford is the sole shareholder of Covenlina Holdings Ltd. and Bandberg Holdings Ltd., Cypriot companies which are the holders of 51% and 49%, respectively, of the issued and outstanding shares in the capital of Crown Oil and Gas LLC and RosEuroNeft LLC, companies organized under the laws of the Russian Federation. Crown Oil and Gas LLC is the sole shareholder of Attik LLC and Artstroy-XXI LLC, companies organized under the laws of the Russian Federation. RosEuroNeft LLC is the sole shareholder of Attik-Neft LLC, a company organized under the laws of the Russian Federation.

Crown Oil and Gas Inc. Organizational Chart

Our Business

From our incorporation until the closing of the acquisition of Langford Worldwide Corp., we were involved in the business of the production, sale and distribution of quality herbal supplements to consumers via the Internet. Our target market was health conscious adult individuals in the United States with an interest in herbal supplements. We developed a human immune system supplement product that we had branded "Daily Immune Enhancer with Antioxidant Properties" designed for relief of symptoms of common cold and flu. As our operations were not sufficiently profitable and our future prospects for our business were poor, in 2007 we began seeking other business opportunities, concentrating on those in the oil and gas industry. In connection with our change of business, our management has closed our herbal supplement operations.

With the acquisition of Langford, our business has changed to oil and gas exploration and development. Through our indirect, wholly owned, Russian subsidiaries, we hold exploration and development licenses for the Tereshkinsky, Kikinsko-Gusikhinsky and Krasnoarmeisky-2 properties having a combined area of approximately 500,000 acres that are located in the Saratov region of Russia, one of the major oil and gas regions in the country with advanced infrastructure and more than 60 years history of oil and gas production. Saratov lies in the European part of Russia on the border with Kazakhstan, the largest oil producing country in Central Asia. Please refer to the information under the section entitled "Description of Property" below for detailed descriptions of our licensed areas.

Competition

We are an exploration stage company engaged in the acquisition of prospective oil and gas properties. We compete with other companies for both the acquisition of prospective properties and the financing necessary to develop such properties.

We conduct our business in an environment that is highly competitive and unpredictable. In seeking out prospective properties, we have encountered intense competition in all aspects of our business as we compete directly with other exploration stage companies as well as established international companies. Many of our competitors are national or international companies with far greater resources, capital and access to information than us. Accordingly, these competitors may be able to spend greater amounts on the acquisition of prospective properties and on the exploration and development of such properties. In addition, they may be able to afford greater geological expertise in the exploration and exploitation of oil and gas properties. This competition could result in our competitors having resource properties of greater quality and attracting prospective investors to finance the development of such properties on more favorable terms. As a result of this competition, we may become involved in an acquisition with more risk or obtain financing on less favorable terms.

Government Regulation

The exploration and development of oil and gas properties is subject to various Russian federal, state and local governmental regulations. Our company may from time to time, be required to obtain licenses and permits from various governmental authorities in regards to the exploration of our property interests.

Under Russian legislation, natural resources, including oil, gas, precious metals and minerals and other commercial minerals situated within the territory of the Russian Federation are the property of the Russian Federation. Russian law No. 2395-1 (Subsurface Resources) regulates relations arising in connection with the geological study, use and protection of subsurface resources within the territory of the Russian Federation. Pursuant to the Law, subsurface resources may be developed only on the basis of a license, which is issued by the regional governmental body and contains information on the site to be developed, the period of activity, financial and other conditions.

If our company proceeds with the development of our current and future properties, we anticipate that we will be subject to increased governmental regulation. Matters subject to regulation include approvals for drilling operations, drilling and abandonment bonds, reports concerning operations, export duties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.

The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under Russian federal, state, local laws and regulations relating primarily to the protection of human health and the environment. The requirements imposed by such laws and regulations may change and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Employees

Until the close of the Langford acquisition, our company was operated by our president, John Hiner. Following the close of the Langford acquisition, Stanislav Bogomolov, the founder of Langford group of companies, has been appointed as our chief operating officer and director. Mr. Bogomolov has been instrumental in the advancement of Langford’s Russian oil and gas exploration projects over the past two years and will continue to play an integral role as the company's projects move forward. Our Russian operating subsidiaries employ 10 full-time employees. We intend to periodically hire independent contractors to execute our exploration and development activities. Our company may hire additional employees when circumstances warrant.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at Suite 400 – 225, 114 West Magnolia Street, Bellingham, Washington 98225. Our telephone number is (360) 392-2898. This office is rented on a month to month sub-lease basis at a cost of $202 per month.

Our indirect, wholly-owned subsidiary, Crown Oil & Gas LLC, rents office space at Bldg A, Street 5, Flotskaya, Moscow, Russia for rent of 94,750 rubles per month. RosEuroNeft LLC, rents office space at Bldg A, Street 5, Flotskaya, Moscow, Russia for rent of 3,000 rubles per month. The sub-leases automatically renew on an annual basis unless terminated earlier in accordance with the terms of the relevant sub-lease agreement.

We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Mineral Licenses

Our indirect, wholly-owned, Russian subsidiaries hold subsurface use licenses from governmental authorities of the Russian Federation for geological exploration, prospecting and production of hydrocarbons for three properties located in the Saratov region of the Volga-Ural oil-and-gas province in Russia. The Russian Federation maintains ownership of the lands for which our subsidiaries have been granted subsurface use licenses. All of our properties are currently in the exploration stage.

Map of Russian Petroleum Provinces

Map of Southern Russian, showing the Saratov Region

All of the technical work previously performed on our Russian properties was carried out by Russian personnel on behalf of Russian exploration companies. In some cases, resource estimates have been calculated by the Russian investigators using Russian methodologies and Russian classification nomenclature. These estimates are not SEC compliant. We consider these Russian estimates to be conceptual in nature, representing only the potential quantity that may be identified at the project sites. We will carry out our own exploration programs on these projects, which may verify or contradict the validity of the Russian data, with the intention to then establish SEC compliant exploration databases and mineral resource estimates.

The Saratov region includes the petroleum province south of the Zhigulev-Pugachev arch. The dominant reservoir rocks are the marine Middle Devonian sandstone and carbonate sequences, which are probably correlative with the Domanik Formation, a major host rock found elsewhere in the region. Anticlinal traps contain the majority of hydrocarbon accumulations in the area and contain mostly oil. Older anticlines are developed over basement uplifts. Younger structural traps overlie Devonian grabens and contain mostly gas. Source rocks are siliceous shales and carbonates of the Frasnian Rudkin Formation.

The following information is taken from translated Russian descriptions of the area that includes our three licensed areas. We are not relying on any published or unpublished reserve calculations or estimates, and provide the quote below only to describe the maturity of the Volga-Ural province as an oil producing area:

The Volga-Ural oil-and-gas province has an area of 800,000 sq km. Drilling includes 25,000 exploration and delineation wells and 112,000 production and injection wells. A total of 861 fields with 3345 oil, gas, and oil-gas pools have been discovered. The section includes eight petroleum systems, two of which, the Eifelian-lower Frasnian and Visean systems, have the highest concentration of oil at 67 percent of the total for the province. The Volga-Ural oil-and-gas province includes Tatarstan, Bashkortostan, Udmurtia, Volgograd, Saratov, Orenburg, Perm and Samara Regions. To 2008, accumulated oil production of the province was 5.8 billion tons (41 BBO).

In 2008, the Saratov Regional government published the following data: the estimated reserves amount to 618 million tons of oil (4,5 BBO), 221 BCM of solute gas, 1,5 BCM of free gas, 144 million tons of condensate, and 9 billion tons of combustible slates.

Map of the Volga-Ural Oil-and-Gas Province

Tereshkinsky Licensed Area

Our indirect, wholly-owned subsidiary, Attik LLC, holds oil and gas exploration and development license number CPT01000HP (SRT01000NR) for the Tereshkinsky licensed area in the Saratov region of the Volga-Ural oil-and-gas province in Russia. The total area of the Tereshkinsky licensed site is 502.1 km2 (124,072 acres).

The following is the map showing the boundaries of the Tereshkinsky licensed area:

License

The license was granted by Saratov Territorial Agency for Subsurface Use (Saratovnedra). The license was issued on September 5, 2005 and has a 25-year term with an expiry date of September 4, 2030. The license grants Attik LLC rights to explore and produce hydrocarbons.

Location

The Tereshkinsky licensed area is located in the northern part of Saratov region, some 100 km from the city of Saratov. The licensed area is part of the Mid-Volga oil-and-gas-bearing area of the Volga-Ural oil-and-gas province. There are several hydrocarbon deposits in the vicinity of the licensed area: Kazanlinsky (20 km to northwest), Irinovsky (55 km to the south-west) and Radishchevsky (60 km to the south-west). However, there has been no petroleum production from our Tereshkinsky licensed area.

Accessibility

There is a railway and highway passing through the Tereshkinsky licensed area. Oil from the area could be transported by trucks to a local refinery located some 100 km away (in the regional capital city of Saratov) or by railway to other regions of Russia, including Black Sea ports for export. It can also be shipped by Volga River via river-marine vessels.

Seasonality

Weather, topography and access conditions allow for year round exploration and development activities at the Tereshkinsky licensed area.

Petroleum Geology

It has been determined by previous exploration activities that a suitable source rock underlies the region and likely the licensed area. Previous work has determined that hydrocarbon migration has occurred and that there is a suitable reservoir rock present in this region and may underlie the licensed area. Over the coming months, we plan to conduct exploration activities that could aid in the location of a suitable trap structure where a sufficient quantity of hydrocarbon may be pooled. As a result of previous exploration activity, the following productive oil- and gas-bearing stratigraphic sequences were discovered in the sedimentary rock sequence of the adjacent areas:

  Lower Turneyski (Kinderhook/Carboniferous age) to Mid-Fransian (Upper Devonian age) oil and gas- bearing deposits at Irinovsky;

  Upper Turneyski (Kinderhook age) to Upper Vizeisky (Mississippian/Carboniferous age) – these units are productive at the nearby Irinovsky & Kazanlinsky oilfields. Near the north-east border of the licensed area, at the Cherkassk area, limestones with oil sweating were detected in cores of well No. 2 (at interval 1165- 1171 meters) and No. 44 (at interval 1087-1092 meters) – and from the geologic contact with Yupinsky and Malevsky (Kinderhook age) sedimentary rocks; and

  At well No. 27 (at interval 1100-1105 meters) and well No. 44 (at interval 1095-1100 meters) – highly oil- saturated Malevsky (Kinderhook age) limestones were encountered. All these shallow wild-cat wells were drilled and abandoned in the 1960s.

The wells were not drilled on our licensed areas, but these stratigraphic units underlie our licensed area. Although there has been no production from our licensed area, we anticipate that if we are able to delineate structural or stratigraphic traps, as determined by our continued geophysical work, we will be able to delineate targets within these stratigraphic sequences that could merit drilling.

Prior Work

Geological exploration of the area has been performed since the 1950s. Geo-electric, gravity and aeromagnetic surveys were completed in the 1950s and 1960s and shallow drilling in the 1960s, when two wells encountered oil shows. Crude oil is produced from the adjacent property some 20 km from the north-east border of the Tereshkinsky licensed area. Our licensed area is situated in the Volga-Ural oil-and-gas province, which has a long history of exploration, development, and production. Although we believe the location of our licensed area is prospective, there has been no petroleum production from our Tereshkinsky licensed area.

Work Commitments

The license for the Tereshkinsky licensed area includes work obligations to conduct 500 linear km of new 2D seismic survey in the first five years of the license period (of which 448 km were already completed in 2008) and based on the results of seismic to drill a total of three exploration wells during the period from 2009 to 2010. The license also requires conducting environmental background assessment of the area of works, and upon its completion, to conduct a regular annual environmental monitoring program. Our obligations under the Tereshkinsky license are more fully described in Exhibit 10.9 to this current report.

2009 Operational Plan (12 months)

The 2009 operational plan includes conducting 60 km of new 2D seismic surveys over the prospective areas of the license that were identified by previous seismic surveys in order to evaluate and prioritize such prospects with the greatest chance of success for drilling. The primary seismic data will then be processed and reinterpreted.

Operations	2009 Schedule – Tereshkinsky Area
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sept	Oct	Nov	Dec
2D field seismic – 60 km(1)
Data processing/interpretation(2)
Appraisal report(3)
Independent re-interpretation(4)
Drilling targets selection(5)
Drilling project / approval(6)
Environmental monitoring
Drilling exploration well(7)

Notes:

(1)	To be conducted by our Russian geophysical services contractor.
(2)	To be conducted after we finish seismic field work.
(3)

The Russian resource report based on the results of 2D seismic survey. Such report is submitted to regional government resource committee for high-grading resource base of the licensed area. It serves as the basis for granting drilling permits.

(4)	A secondary analysis of seismic data by independent company (research institute).
(5)	To be identified by scientific committee of our company, including our senior geologist, chief operations officer and independent geophysicist/geologist.

(6)	Will be developed by regional Oil & Gas Geology Scientific Institute, then it will have to be approved by local environmental agency and licensing committee.
(7)

A 2000 meter deep well is to be drilled (at a minimum speed of 800 meters per month) by a local drilling company subject to availability. We anticipate drilling cost of approximately $3,000,000 per well.

Operations	2009 Expenditures - Tereshkinsky Area
	Amount ($)	Required Financing ($)
2D field seismic – 60km	228,000	Prepaid
Data processing/interpretation	18,000	Prepaid
Appraisal report	--	--
Independent re-interpretation	27,000	27,000
Drilling targets	--	--
Drilling project / approval	46,300	46,300
Environmental monitoring	45,000	45,000
Drilling exploration well(1)	3,000,000	3,000,000
TOTALS	3,364,300	3,118,300

Note:
(1)        Subject to availability of drilling targets, drilling contractor, drilling project, approvals.

Royalties

Under the Tereshkinsky license, we are obliged to pay fees for subsoil use (royalties), as follows

Subsoil Use Fee - Exploration

During the exploration stage, the fee is fixed at 310 Russian rubles/km2 (about $9.30/km 2), and calculated by multiplying $9.30 by total area (502.1 km2), which is approximately equivalent to $4,670 per annum for the first 5 years.

Subsoil Use Fee - Development

During the development stage, the fee is fixed at 12,000 Russian rubles/km2 of producing oilfield (about $360.00/km 2).

Kikinsko-Gusikhinsky Licensed Area

Our indirect, wholly-owned subsidiary, Artstroy-XXI LLC, holds oil and gas exploration and development license number CPT00949HP (SRT00949NR) for the Kikinsko-Gusikhinsky licensed area in the Saratov region of the Volga-Ural oil-and-gas province in Russia. The total area of the Kikinsko-Gusikhinsky site is 1,100 km2 (271,816 acres)

The following is the map showing the boundaries of the Kikinsko-Gusikhinsky licensed area:

License

The license was granted by Saratov Territorial Agency for Subsurface Use (Saratovnedra). The license was issued on May 5, 2005 for a term of 25 years with an expiry date of May 4, 2030. The license grants Artstroy-XXI LLC rights to explore and produce hydrocarbons.

Location

The Kikinsko-Gusikhinsky licensed area is located in the northern part of the Saratov region, some 120 km from the city of Saratov. The licensed area is situated in the Mid-Volga oil-and-gas-bearing area of the Volga-Ural oil-and-gas province. In terms of tectonic relationships, the Kikinsko-Gusikhinsky site is located at the juncture of two regional geologic structures - the Gusikhinsky swell and the Irgizsky depression. There are several hydrocarbon deposits in the vicinity of the licensed area: Kazanlinsky (20 km to the south-western), Komarovsky and Verkhnezimsky (50 km to the north), although there has been no production from our licensed area.

Accessibility

There are municipal asphalted roads which pass through the Kikinsko-Gusikhinsky licensed area. Oil from the area could be transported by trucks to a local refinery located some 120 km away (in the regional capital city of Saratov) or by railway to other regions of Russia, including Black Sea ports for export. Oil could also be shipped by Volga River via river-marine vessels. There is a main cross-country gas pipeline (part of Gazprom pipeline network), which crosses the licensed area from north-east to west.

Seasonality

Weather, topography and access conditions allow for exploration and development activities at the Kikinsko-Gusikhinsky licensed area year round.

Petroleum Geology

Reservoir beds are mainly formed by sandstones and siltstones, divided by clayey alternations. The thickness of formation B2 on Komarovsky oilfield ranges from 1 to 5.7 meters, with porosity being 8.7 – 2.5% . Thickness of formation B0 ranges from 1.3 to 6 meters, with porosity of 6 - 8%. The sandstones of Vizeisky Terrigenous Carbon complex may also possess good reservoir properties, where effective porosity measures from 10 to 30%. Tula clay and clayey limestones are the regional reservoir seals.

At the Kikinsko-Gusikhinsky site, in the section of marine Devonian carbonates, the reservoir beds stand out in the Semiluksky (Middle Fransian age) Carbonate deposits. There exists the possibility for discovery of hydrocarbons in Devonian terrigenous rocks also. The thickness of Devonian terrigenous sedimentary rocks ranges from 290 meters at the Kikinsky part of the licensed area to 418 meters at Gusikhinsky . The existence of potential reservoir beds in terrigenous rocks provides the potential for oil and gas deposits, but this is highly speculative. A number of reservoir-beds were discovered in the cross-section of Lower Carboniferous rocks and are connected with Bobrikovsky (Visean age) sedimentary rocks, an oil-producing formation elsewhere in the Saratov region.

Prior Work

The first geological surveys in the area were done in the 1940-50s followed by geo-electric surveys in the early 1960s. Shallow drilling was conducted between 1948 and 1958, with a total of 10 wells drilled – nine for Devonian and one for Carboniferous targets. All wells encountered crystalline basement rocks of undetermined age at depths of 1,500 to 1,600 meters. Crude oil is produced on an adjacent property some 15 km from the south-west border of the licensed area. Our licensed area is situated in the Volga-Ural oil-and-gas province, which has a long history of exploration, development, and production. Although we believe the location of our licensed area is prospective, there has been no petroleum production from our Kikinsko-Gusikhinsky licensed area.

Work Commitments

The license for the Kikinsko-Gusikhinsky licensed area includes work obligations to conduct 1,100 linear km of new 2D seismic survey in the first five years of the license (of which 699 km were completed in 2008) and based on the seismic results to drill a total of three exploration wells during the period from 2009 to 2010. The license also requires conducting environmental background assessment of the area of works, and upon its completion, to conduct a regular annual environmental monitoring program. Our obligations under the Kikinsko-Gusikhinsky license are more fully described in Exhibit 10.10 to this current report.

2009 Operational Plan (12 months)

The 2009 operational plan includes conducting 401 km of new 2D seismic surveys over the prospects identified by previous seismic surveys in order to further define and prioritize the prospects for selection as those prospects with the greatest chance of success for drilling. The primary seismic data will then be processed and reinterpreted.

Operations	2009 Schedule – Kikinsko-Gusikhinsky Area
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sept	Oct	Nov	Dec
2D field seismic - 401 km(1)
Data processing/interpretation(2)
Appraisal report(3)
Independent re-interpretation(4)
Drilling targets(5)
Drilling project / approval(6)
Environmental monitoring
Drilling exploration well(7)

Notes:

(1)	Our Russian geophysical services contractor conducted 80 km of seismic surveys in February 2009 and plans to conduct an additional 321 km of surveys between September and November 2009.
(2)	To be conducted in two steps: (a) 80 km ending in April 2009; and (b) an additional 321 km between November and December 2009 after the completion of the seismic field work in respect of same.
(3)

The Russian resource report based on the results of 2D seismic survey. Such report is submitted to regional government resource committee for high-grading resource base of the licensed area. It serves as the basis for granting drilling permits.

(4)	A secondary analysis of seismic data by independent company (research institute).
(5)	To be identified by scientific committee of our company, including our senior geologist, chief operations officer and independent geophysicist/geologist.
(6)	Will be developed by regional Oil & Gas Geology Scientific Institute, then it will have to be approved by local environmental agency and licensing committee.
(7)

A 1600 meter deep well is to be drilled (at a minimum speed of 800 meters per month) by a local drilling company subject to availability. We anticipate drilling cost of approximately $2,500,000 per well.

Operations	2009 Expenditures - Kikinsko-Gusikhinsky Area
	Amount ($)	Required Financing ($)
2D field seismic – 401km	1,213,350	1,213,350
Data processing/interpretation	120,300	120,300
Appraisal report	--	--
Independent re-interpretation	113,000	113,000
Drilling targets	--	--
Drilling project / approval	46,300	46,300
Environmental monitoring	54,000	54,000
Drilling exploration well(1)	2,500,000	2,500,000
TOTALS	4,046,950	4,046,950

Note:
(1)        Subject to availability of drilling targets, drilling contractor, drilling project, approvals.

Royalties

Under the Kikinsko-Gusikhinsky license, we are obliged to pay fees for subsoil use (royalties).

Subsoil Use Fee - Exploration

During the exploration stage, the following fees are fixed in the license:

	Fee, RUR/km2	Annual Fee (RUR)	Annual Fee ($)
Year 1 – 2005	120	132,000	3,964
Year 2 – 2006	150	165,000	4,954
Year 3 – 2007	200	220,000	6,606
Year 4 – 2008	270	297,000	8,918
Year 5 – 2009	360	396,000	11,891

Subsoil Use Fee – Development

During the development stage, the fee is fixed

	Fee, RUR/km2 of producing field	Fee, $/km2 of producing field
Year 1 – 2005	5,000	150
Year 2 – 2006	7,000	210
Year 3 – 2007	10,000	300
Year 4 – 2008	15,000	450
Year 5 – 2009	20,000	601

Krasnoarmeisky-2 Licensed Area

Our indirect, wholly-owned subsidiary, Attik-Neft LLC, holds oil and gas exploration and development license number CPT01152HP (SRT01152NR) for the Krasnoarmeisky-2 licensed area in the Saratov region of the Volga-Ural oil-and-gas province in Russia. The total area of the Krasnoarmeisky-2 licensed site is 396.7 km2 (98,027 acres).

The following is the map showing the boundaries of the Krasnoarmeisky-2 licensed area:

License

The license was granted by Saratov Territorial Agency for Subsurface Use (Saratovnedra). The license was issued on August 20, 2007 for a 25-year term that expires on August 19, 2032. The license grants Attik-Neft LLC rights to explore for and produce hydrocarbons at the Krasnoarmeisky-2 area.

Location

The Krasnoarmeisky-2 licensed area is located in the southern part of the Saratov region, some 130 km from the city of Saratov, and is included in the Lower-Volga oil-and-gas-bearing area of the Volga-Ural oil-and-gas province. In terms of tectonic relationship, the Krasnoarmeisky-2 licensed area is located within the Kamensk structural complex and the Nekrasovsky tectonic regime of the Rjazano-Saratov depression. Administratively, the Krasnoarmeisky-2 licensed area is located on the territory of the Krasnoarmeisky district of Saratov region, on the bank of the Volga River, 56 km to the southwest of the city of Saratov. The district center Krasnoarmeisk city is located within this licensed area. There are several hydrocarbon deposits in the vicinity of the licensed area: Vostochno-Ryabushanskoe (15 km to the north), Zapadno-Ryabushanskoe (20 km to the north), Nekrasovskoe (10 km to the north-west), Splavnukhinskoe (4 km to west), Pogranichnoe (15 km to the west), Rodnikovskoe (10 km to the west) and Topovskoe oilfield (12 km to the south-west). However, there is no recorded production from the Krasnoarmeisky-2 licensed area.

Accessibility

The railway line Saratov-Volgograd and a subparallel asphalt highway crosses the Krasnoarmeisky-2 licensed area. The main oil pipeline from Samara to the Black Sea port of Novorossiisk passes through the south-east part of the property. An oil storage facility is located in the town of Krasnoarmeisk, which sits on the property. There are plans to build an oil refinery in the city of Krasnoarmeisk in the next two years. Oil from the area could be transported by trucks to local refinery located some 100 km away (in the regional capital city of Saratov) or by railway to other regions of Russia, including Black Sea ports for export. Oil can also be shipped by Volga River via river vessels.

Seasonality

Weather, topography and access conditions allow for year round exploration and development activities at the Krasnoarmeisky-2 licensed area.

Petroleum Geology

The Devonian complex is represented by marine limestones (Lower Famennian and Upper Fransian age), sandstones and siltstones (Givetian age), which host producing oilfields at adjacent properties Splavnukhinskoe and Rodnikovskoe. The prospects for discovery of hydrocarbons in terrigenous Devonian sedimentary rocks may be possible, as there have been recent discoveries to the south of our licensed site. The thickness of terrigenous Devonian sedimentary rocks is about 800 meters and of Devon marine carbonates about 900 meters. Carbonate reefs, which can also host petroleum accumulations, may also occur within the licensed area.

The well-core analysis of wells drilled on and around the licensed site (as part of regional structural drilling program of 1970-1980s) examined the source rock characteristics. In general, the stratigraphy indicates that source rocks in and around the licensed area consist of:

  Upper Carboniferous (Atokan age): fine-grained sandstones - at 1720-1740 meters - open porosity of 24- 25% and oil saturation of 69-71%;

  Middle Carboniferous (Morrow age) – siltstones - at 1800-1810 meters - open porosity of 25% and oil saturation of 65%; and

  Lower Carboniferous (Meramecian age) - silty light-gray sandstones - at 2219-2223 meters - open porosity 15%, oil saturation 57%.

Prior Work

The first geological surveys were done in 1938. The geological exploration included surveying, shallow drilling for structural information, geochemical surveys, hydrogeology surveys, gravity prospecting, electrical exploration, magnetic survey, reflection shooting, 2D seismic exploration, profile-parametric drilling and wild-cat and exploration drilling. Drilling for structural information was carried out between 1958 and 1972. The thickness of the sedimentary sequence is about 3,700 meters, with some areas as thick as 4,150 meters. There is a 30 year history of crude oil production on the adjacent property some 5 km from the western border of the licensed area, as well as on 3 other adjacent properties some 10 to 15 km from the south-western border of the area. Our licensed area is situated in the Volga-Ural oil-and-gas province, which has a long history of exploration, development, and production. Although we believe the location of our licensed area is prospective, there has been no petroleum production from our Krasnoarmeisky-2 licensed area.

Between 1980-1986, Saratovneftegeophizika, a geophysical services company, conducted 2D seismic surveys covering 40% of the property (215 linear km).

In 2008, our subsidiary, Attik-Neft LLC, re-processed and re-interpreted these seismic data, resulting in the identification of three geological structures.

Work Commitments

The license for the Krasnoarmeisky-2 licensed area includes work obligations to conduct 350 linear km of new 2D seismic survey in the first three years of the license (of which 152 km were completed in 2008) and based on the results of seismic to drill a total of three exploration wells during the period from 2010 to 2012. The license also requires conducting environmental background assessment of the area of works, and upon its completion, to conduct a regular annual environmental monitoring program. Our obligations under the Krasnnoarmeisky-2 license are more fully described in Exhibit 10.11 to this Current Report.

2009 Operational Plan (12 months)

The 2009 operational plan includes conducting 100 km of new 2D seismic surveys over the prospects identified by previous seismic surveys in order to high-grade such prospects and be able to select the prospects with the greatest chance of success for drilling. The primary seismic data will then to be processed and interpreted.

Operations	2009 Schedule – Krasnoarmeisky-2 Area
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sept	Oct	Nov	Dec
2D field seismic – 100km(1)
Data processing/interpretation(2)
Appraisal report(3)
Independent re-interpretation(4)
Drilling targets(5)
Drilling project / approval(6)
Environmental monitoring
Drilling exploration well(7)

Notes:

(1)	To be conducted by our Russian geophysical services contractor.
(2)	To be conducted after we finish seismic field work.
(3)	To be issued only in 2010.
(4)	A secondary analysis of seismic data by independent company (research institute).
(5)	To be identified by scientific committee of the company in fourth quarter 2009.
(6)	Anticipated to start working at the end of 2009.
(7)	We plan to drill a 4000 meter deep well in 2010.

Operations	2009 Expenditures - Krasnoarmeisky-2 Area
	Amount ($)	Required Financing ($)
2D field seismic – 100km	995,000	995,000
Data processing/interpretation	75,000	75,000
Appraisal report	--	--
Independent re-interpretation	25,000	25,000
Drilling targets	--	--
Drilling project / approval	46,300	46,300
Environmental monitoring	48,000	48,000
Drilling exploration well(1)	--	--
TOTALS	1,189,300	1,189,300

Note:
(1)        Subject to availability of drilling targets, drilling contractor, drilling project, approvals.

Royalties

Under the Krasnoarmeisky-2 licensed area, we are obliged to pay fees for subsoil use (royalties).

Subsoil Use Fee - Exploration

During the exploration stage, the following fees are fixed in the license:

	Fee, RUR/km2	Annual Fee (RUR)	Annual Fee ($)
Year 1 – 2005	120	47,604	1,429
Year 2 – 2006 Year 3 – 2007 Year 4 – 2008	120 120 240	47,604 47,604 95,208	1,429 1,429 2,859
Year 5 – 2009	240	95,208	2,859

Subsoil Use Fee - Development

During the development stage, the fee is fixed as follows:

	Fee, RUR/km2 of producing field	Fee, $/km2 of producing field
Year 1 – 2005	5,000	150
Year 2 – 2006	5,000	150
Year 3 – 2007	5,000	150
Year 4 – 2008	5,000	150
Year 5 – 2009	5,000	150

Other Information

Contractors

Our company’s Russian operating units have service agreements to conduct 2D seismic surveys with the largest Saratov-based geophysical services organization, Saratovneftegeophizika (a private geophysical contracting company). Our company utilizes the latest technologies available to the geophysical survey and evaluation industry. This organization also has the latest innovative equipment to conduct 2D and 3D seismic surveys. It employs over 700 full-time staff members. Consequently, these service agreements account for a significant part of the company’s exploration budget.

Anticipated Material Acquisitions – Plant & Equipment

Our company does not anticipate any material acquisitions of equipment in the near future.

Anticipated Material Changes – Employees

We plan to expand our staffing levels in our Russian operating units after the company launches its drilling program.

Mineral Licenses – Good Standing

As of the date hereof, our mineral licenses are in good-standing. We comply with work obligations fixed in the licenses. However, any failure to comply with work commitments in the future may put a mineral license at risk. State licensing authorities have the right to revoke the license in case of repeated breach of state subsoil use law, license terms, failure to pay subsoil use fees, noncompliance or partial compliance with seismic or drilling obligations.

Foreign Currency – Risks and Opportunities

Our subsidiaries operate in a foreign country (Russia) and thus face risks associated with foreign currency fluctuations against the U.S. dollar. Our exploration expenses are quoted in Russian rubles. This currency lost value against the dollar in recent months, notably August 2008 to February 2009. Such major devaluation of local currency is beneficial for our company as our exploration cost in US dollars may decline respectively. However, if the opposite occurs and the dollar sharply declines against major foreign currencies, we could experience increased exploration costs that could rise unexpectedly.

Oil Pricing

"Urals oil" is a reference oil brand used as a basis for pricing for the Russian export oil mixture. It is a mix of heavy, high-oil of the Urals region with light oil from Western Siberia. It usually trades at a $2.00 discount to "Brent" oil, which is crude oil from the UK’s North Sea.

"Urals" brand oil is supplied through Novorossiysk pipeline system and the Druzhba pipeline. At NYMEX it is known under the name of REBCO (Russian Export Blend Crude Oil).

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The following discussion should be read in conjunction with our financial statements and the related notes included herein. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled "Risk Factors".

Our financial statements are stated in United States dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

We were incorporated on February 17, 2006 in the State of Nevada. Since our incorporation, we had been in the business of the production, sale and distribution of quality herbal supplements to consumers via the Internet. As our operations were not sufficiently profitable and our future prospects for our business were not good, we closed our herbal supplement operations and changed businesses into the oil and gas industry.

On March 20, 2009, we entered into a share purchase agreement with Langford Worldwide Corp. and Boshoff Holdings Ltd. (the sole shareholder of Langford) pursuant to which we agreed to acquire all of the issued and outstanding common shares of Langford. On April 16, 2009, we completed the acquisition of Langford and acquired oil and gas exploration and development licenses for three properties in the Saratov region of Russia with a combined area of approximately 500,000 acres. We are now an exploration stage company engaged in the acquisition, exploration and, if warranted, development of prospective oil and gas properties.

Over the next 12 months we plan to conduct geological exploration of the areas covered by our three mineral licenses, including the acquisition of new 2D seismic survey data (total of 561 linear kilometers) and drilling of three exploration wells.

Results of Operations

Since incorporation, we have not had any revenues. Furthermore, because of the closing of the transactions contemplated by the share purchase agreement dated March 20, 2009 to acquire the issued and outstanding common shares of Langford Worldwide Corp., we do not believe that the results of operations from previous periods are material and as such have not included these results in this current report.

Plan of Operations and Cash Requirements

Over the next 12 months we plan to conduct geological exploration of the areas covered by our three mineral licenses, including the acquisition of new 2D seismic survey data (total of 561 linear kilometers) and drilling of three exploration wells. This will be part of a two year exploration and appraisal program on our three licensed areas in Saratov.

Our starting point will be to collect and analyse the existing information available to us from the many geophysical surveys, well drilling and testing activities that have already taken place in or around the licensed areas since serious exploration and appraisal commenced in the region.

Our primary aim is a detailed analysis and re-interpretation of the most recent 2D seismic data, which was acquired in 2008 and to model the geological structure at licensed areas.

In addition to this, it is likely to prove advantageous to reprocess the available seismic data. Seismic data can be altered in many ways beyond recognition during the processing phase and techniques have improved over the course of the last decade. Since most of the data in this area is relatively old, a simple and cost-effective way of enhancing our understanding of the area is to reprocess the seismic data.

We are also considering shooting additional 2D seismic lines. The idea is to use 2D seismic surveying over prospects identified by previous seismic surveys in order to prioritize such prospects and be able to select potential drill targets with the greatest chance of success.

In 2008, Langford paid approximately $4,767,900 of the estimated $7,783,000 cost of new 2D seismic surveys at all three Russian licensed areas. Langford completed the acquisition of 1,299 km of seismic data on the areas of interest in the licenses and these data are being processed. Pending final analysis of all relevant data, we expect to be able to define drilling locations in the second quarter of 2009, and commence drilling in the second half of 2009 – beginning of 2010. We may have to spend approximately $5,500,000 for drilling two exploration wells under the licenses’ working obligations. We have to spend approximately $147,000 on environmental monitoring at our three Russian licensed areas in 2009.

We estimate our operating expenses and working capital requirements for the next 12 month period to be as follows:

Estimated Expenses For the Next Twelve Month Period
Operating Expenses ($)
Exploration costs – 2D seismic surveys	2,350,000
Exploration costs – data re-interpretation	200,000
Exploration costs – drilling cost (2 wells)	5,500,000
Environmental monitoring	147,000
Employee compensation, including social taxes	375,000
Professional fees	100,000
General and administrative expenses	150,000
TOTAL	8,822,000

Exploration Costs

We estimate that our seismic surveying cost on our three Russian licensed areas will be approximately $2,350,000 during the next 12 months, which will include shooting 100 km of 2D seismic lines at the Krasnoarmeisky-2 area, 401 km at the Kikinsko-Gusikhinsky licensed area and 60 km at the Tereshkinsky licensed area. We plan to spend an additional $200,000 on data re-processing/re-interpretation in the state oil and gas geology scientific institute. Depending on the results of the seismic survey, we may then drill our various prospects at a cost to us of an estimated $3,000,000 per 2000 meter exploration well, with at least one well at the Tereshkinsky and Kikinsko-Gusikhinsky licensed areas.

Employee and Consultant Compensation

Given the current stage of our exploration properties, we intend to continue to fulfill our professional and personnel requirements by hiring some additional full-time employees critical to the success of our operations, while retaining consultants on an as needed basis. We estimate that our consultant and related professional compensation expenses for the next 12-month period will be approximately $375,000, including social insurance and taxes. We estimate that our net employee compensation expenses for the next 12-month period will be approximately $270,000.

Professional Fees

We expect to incur on-going legal expenses to comply with our reporting responsibilities as a public company under the United States Securities Exchange Act of 1934, as amended. We estimate our legal and accounting expenses for the next 12-month period to be approximately $100,000.

General and Administrative Expenses

We anticipate spending $150,000 on general and administrative costs in the next 12-month period. These costs primarily consist of expenses such as lease payments, travel expenses, office supplies and office equipment.

Liquidity and Capital Resources

As of December 31, 2008, we had cash of $1,193,872 and working capital deficit of $1,166,224. As of December 31, 2007, we had cash of $3,517 and a working capital deficit of $13,491. As of April 16, 2009, our cash balance is approximately $1,000,000. Cash on hand is currently our only source of liquidity. We have not generated any revenues from inception. The ability of our company to meet our financial liabilities and commitments is primarily dependent upon the financial support of shareholders, the continued issuance of equity to new shareholders, and our ability to achieve and maintain profitable operations.

We currently estimate that we will require an additional $8,000,000 to fund our operations for the subsequent 12 to 24-month period. There are no assurances that we will be able to obtain funds required for our continued operation.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Recent Private Placements

On March 17, 2008, we closed a private placement of 5,050,000 units at a purchase price of $1.00 per unit, raising gross proceeds of $5,050,000. Each unit consists of one common share and one common share purchase warrant exercisable at $1.50 per share during the first year after the closing of the offering and at $2.00 per share during the second year after the closing of the offering..

On September 24, 2008, we closed a private placement of 5,655,000 units at a purchase price of $1.00 per unit, raising gross proceeds of $5,655,000. Each unit consists of one share of our common stock and one common share purchase warrant exercisable at $1.50 per share during the first year after the closing of the offering and at $2.00 per share during the second year after the closing of the offering.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

We believe that the estimates, assumptions and judgments involved in the accounting policies described below have the greatest potential impact on our financial statements, so we consider these to be our critical accounting policies. Because of the uncertainty inherent in these matters, actual results could differ from the estimates we use in applying the critical accounting policies. Certain of these critical accounting policies affect working capital account balances, including the policies for revenue recognition, allowance for doubtful accounts, inventory reserves and income taxes. These policies require that we make estimates in the preparation of our financial statements as of a given date.

Within the context of these critical accounting policies, we are not currently aware of any reasonably likely events or circumstances that would result in materially different amounts being reported.

Financial Instruments

Our company's financial instrument consists of an amount due to a shareholder.

The amount due to the shareholder is not interest-bearing. It is our management's opinion that we are not exposed to significant interest, currency or credit risks arising from our other financial instruments and that their fair values approximate their carrying values, except where separately disclosed.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include, asset impairment, stock-based compensation and future income tax amounts. Our management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Dividends

Our company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Income Taxes

Our company provides for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of our company to utilize the loss carry-forward.

Russian legislation does not contain the concept of a "consolidated tax payer" and accordingly, our indirect Russian subsidiaries are not subject to taxation on a consolidated basis. Current income taxes are provided on taxable profit of each subsidiary as determined under the Russian Federation Tax Code which was 20% as of the date hereof, after adjustments for certain items which are not deductible for taxation purposes. The Russian Federation is party to a taxation treaty with Cyprus, the effect of which is that no income tax is payable in Cyprus by our indirect, wholly-owned, Cypriot subsidiaries, Covenlina Holdings Ltd. and Bandberg Holdings Ltd. Furthermore, no tax is payable by British Virgin Islands companies on their worldwide income.

Deferred income tax assets and liabilities are recognized in the accompanying combined and consolidated financial statements in the amounts determined by our group of Russian subsidiaries using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. This method takes into account future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities for the purpose of the combined and consolidated financial statements and their respective tax bases and in respect of operating loss and tax credit carry forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse and the assets be recovered and liabilities be settled. A valuation allowance for deferred tax asset is recorded when our management believes that it is more likely than not that this tax asset will not be realized in the future.

Earnings (Loss) per Common Share

Earnings (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Going Concern

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual financial statements for the year ended December 31, 2007, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations or for our entry into the petroleum exploration and development industry. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due.

Translation Methodology

We follow a translation policy in accordance with SFAS No. 52, "Foreign Currency Translation" and have determined the ruble to be our functional currency. We have determined the US dollar to be our reporting currency and translate our functional currency financial statements into US dollars. Assets and liabilities are translated at year-end exchange rates, equity, other than retained earnings, at the rate effective on the date when the transaction occurred, while income and expense items are translated at average rates of exchange prevailing during the year.

The resulting translation adjustment is recorded as a separate component of other comprehensive income (loss). The translation of local currency denominated assets and liabilities into US dollars for the purpose of these combined and consolidated financial statements does not indicate that we could realize or settle, in US dollars, the reported values of these assets and liabilities. Likewise, it does not indicate that we could return or distribute the reported US dollar value of capital to our shareholders.

Oil and Gas Properties

Mineral interests in properties (hereinafter referred to as properties) includes the rights to extract oil or gas. Properties classified as unproven include properties with no proven reserves. Costs incurred to purchase, lease, or otherwise acquire a property (whether unproved or proved) are capitalized when incurred. They include the costs of lease bonuses and options to purchase or lease properties, the portion of costs applicable to minerals when land including mineral rights is purchased in fee, brokers’ fees, recording fees, legal costs, and other costs incurred in acquiring properties.

Exploratory well costs (including costs associated with stratigraphic test wells) are temporarily capitalized pending determination of whether such oil and gas reserves have been found to the proven reserves, which justify commercial development. If such reserves are not found, the drilling costs are charged to exploratory expenses. Intangible drilling costs applicable to productive wells and to development dry holes, as well as tangible equipment costs and costs of injection wells related to development of oil and gas reserves are capitalized.

Oil and gas properties are accounted for using the successful efforts method of accounting whereby property acquisitions, successful exploratory wells, all development costs and support equipment and facilities are capitalized.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of April 16, 2009, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
John Hiner(3) 114 West Magnolia Street Bellingham, WA 98225	Common Stock	1,250,000(4)	3.43%
Stanislav Vladimirovitch Bogomolov(5) Prospekt Mira, 184, building 2, appt 437, Moscow, 129301	Common Stock	500,000	1.37%
Directors and Executive Officers as a Group	Common Stock	1,750,000	4.8%
Vladimir Alexeevitch Bogomolov(6) Prospekt Mira, 184, building 2, appt 437, Moscow, 129301	Common Stock	4,500,000	12.35%

Notes:

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (See Rule 13d-3) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Based on 36,422,800 shares of common stock issued and outstanding as of April 16, 2009.
(3)	John Hiner is a director and the president of our company.
(4)	Includes 150,000 vested stock options in respect of the grant of 300,000 options on August 20, 2008. See "Executive Compensation" below.
(5)	Stanislav Bogomolov is a director and the chief operating officer of our company. Mr. Bogomolov holds his shares beneficially through a trust as more particularly set out in Note 5 below.
(6)

Boshoff Holdings Ltd., a company organized under the laws of the British Virgin Islands, is the registered holder of 5,000,000 shares in our common stock set out in the table above. The sole shareholder of Boshoff is Harriman Holdings Ltd., a British Virgin Islands trust, through which Vladimir Bogomolov and Stanislav Bogomolov hold 90% and 10%, respectively, of the issued and outstanding shares of Boshoff.

Securities Authorized For Issuance Under Equity Compensation Plans

We do not have any equity compensation plan in place.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals serve as the directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with Our Company	Age	Date First Elected or Appointed
John Hiner	President, Secretary, Treasurer and Director	61	January 3, 2008
Stanislav Vladimirovitch Bogomolov	Chief Operating Officer and Director	35	April 16, 2009

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

John Hiner, President, Secretary, Treasurer and Director

Mr. Hiner was appointed director, president, secretary and treasurer of our company on January 3, 2008. He has been involved in the mining industry for over 30 years. Mr. Hiner also has served as president and chief executive officer of Geocom Resources Inc. (OTCBB:GOCM) since April, 2003. From 2000 to present, Mr. Hiner has operated JEHCORP Inc., a consulting firm to the mining industry. From 1995 to 2000, he served as the vice president of Champion Resources Inc. Mr. Hiner holds a B.Sc. in geology from San Diego State University awarded in 1972, and a M.S. in geology from the Mackay School of Mines, University of Nevada-Reno, awarded in 1978.

Stanislav Bogomolov, Chief Operating Officer and Director

Mr. Bogomolov co-founded our wholly-owned subsidiary, Langford Worldwide Corp., in April 2007. Since then, he has served as general director of our subsidiaries, Crown Oil & Gas LLC, Artstroy-XXI LLC, Attik LLC, RosEuroNeft LLC and Attik-Neft LLC, for which he is responsible for all exploration and development projects, general business administration and oversight of day to day operational processes and procedures. He has been involved in natural resources sector for the last nine years. Prior to incorporating Langford Worldwide Corp., Mr. Bogomolov served as vice president of finance for KNG, a private oil exploration company. From January 2004 to April 2007, he served as project manager for Arthurs Capital, an investment management firm in Russia, where he assisted with the development of investment strategies and implementation of same. Mr. Bogomolov obtained a degree in business administration from European University in Geneva, Switzerland in 1996 and obtained an MBA from the International University in Geneva, Switzerland in 2002. He is a member of the Association of International Petroleum Negotiators and of the International Association of Energy Economics.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Executive Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)

each of our two most highly compensated executive officers who were serving as executive officers at the end of the transitional year ended December 31, 2008 who had total compensation exceeding $100,000; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, of our fiscal years ended December 31, 2008 and November 30, 2007, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
John Hiner(1) President, Secretary and Treasurer	2008 2007 (2)	-- N/A	-- N/A	-- N/A	300,000 (3) N/A	-- N/A	-- N/A	-- N/A	-- N/A
Dan McFarland(4) former President, Chief Executive Officer and Chairman	2008 2007(2)	-- --	-- --	-- --	-- --	-- --	-- --	-- --	-- --
Rakesh Chehil(5) former Chief Financial Officer, Secretary and Treasurer	2008 2007(2)	-- --	-- --	-- --	-- --	-- --	-- --	-- --	-- --

Notes:

(1)	Mr. Hiner was appointed president, secretary and treasurer on January 3, 2008.
(2)	Year ended November 30.
(3)

Represents 300,000 stock options granted on August 20, 2008 pursuant to a stock option plan for employees and consultants dated May 30, 2008. The options are exercisable at an exercise price of $1.00 per common share. The options vest in four equal tranches on August 20, 2008, February 20, 2009, August 20, 2009 and February 20, 2010.

(4)	Mr. McFarland resigned as president, chief executive officer and chairman on January 3, 2008.
(5)	Mr. Chehil resigned as chief financial officer, secretary and treasurer on January 3, 2008.

Employment Contracts and Termination of Employment Agreements

There are currently no arrangements or plans through which we provide pension, retirement or similar benefits for our directors and officers; however our board of directors may approve any such plan at any time in their discretion, in which case our directors or officers may participate in such plans. We currently do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or officers.

We have no plans or arrangements in respect of remuneration received or that may be received by the officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change or control) or a change of responsibilities following a change of control.

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
John Hiner President, Secretary and Treasurer	150,000(1)	--	150,000(1)	1.00	August 19, 2013	--	--	--	--

Note:

(1)

Represents 300,000 stock options granted on August 20, 2008 pursuant to a stock option plan for employees and consultants dated May 30, 2008. The options are exercisable at an exercise price of $1.00 per common share. The options vest in four equal tranches on August 20, 2008, February 20, 2009, August 20, 2009 and February 20, 2010.

Aggregated Options Exercised in the Year Ended December 31, 2008 and Year End Option Values

There were no stock options exercised during the year ended December 31, 2008.

Repricing of Options/SARS

We did not reprice any options previously granted during the year ended December 31, 2008.

Director Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings. We have not paid any director’s fees or other cash compensation for services rendered as a director since our inception to December 31, 2008.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Since the beginning of the fiscal year preceding the last fiscal year and except as disclosed below, none of the following persons has had any direct or indirect material interest in any transaction to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

(a)	any director or officer of our company;

(b)	any proposed director of officer of our company;

(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(d)	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

Messrs. Hiner and Bogomolov are not independent directors of the company as they are executive officers.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock were initially approved for quotation on the OTC Bulletin Board under the symbol "ONLF" on August 1, 2007. Effective January 28, 2008, our trading symbol changed from "ONLF" to "COWG" in connection with a change of our name from "Onelife Health Products Inc." to "Crown Oil and Gas Inc.". Effective January 31, 2008, our trading symbol changed from "COWG" to "CWOI" in connection with our 18 for 1 forward stock split. The last trade of our common stock on the OTC Bulletin Board took place on October 29, 2008.

The following table shows the high and low reported bid prices per share for our common stock for the last eight quarters. The bid prices represent quotations by dealers without adjustments for retail mark-ups, mark-downs or commissions and may not represent actual transactions. Investors should not rely on historical prices of our common stock as an indication of its future price performance. The last sale price of our common stock as of March 26, 2009 was $1.30 per share.

Quarter Ended	High ($)	Low ($)
April 1, 2009 to April 16, 2009	--	--
March 31, 2009	1.30	1.00
November 30, 2008(1)	1.25	1.01
August 31, 2008	1.25	1.01
May 31, 2008	1.25	1.20
February 29, 2008	--	--
November 30, 2007	--	--
August 31, 2007	--	--
May 31, 2007	--	--

Note:
(1)       Effective November 14, 2008, we changed our fiscal year end from November 30 to December 31.

Holders of our Common Stock

Shares of our common stock are issued in registered form. The Nevada Agency and Trust Company, 880-50 West Liberty Street, Reno, Nevada, 89501 (Telephone: (775) 322-0626; Facsimile: (775) 322-5623) is the registrar and transfer agent for our common stock.

As of April 13, 2009, there were 36,422,800 shares of our common stock issued and outstanding, held by 53 shareholders of record.

Dividend Policy

Since our inception, we have not paid dividends on our common stock and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have an equity compensation plan in place.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 900,000,000 shares of common stock with a par value of $0.001 per share.

No holders of shares of our capital stock are entitled to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities which we may be authorized to issue. Our capital stock may be issued and sold for such consideration as may be fixed by our board of directors, provided that the consideration so fixed is not less than par value.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and they do not have cumulative voting rights.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation provide that we will indemnify and hold harmless each present and future director, officer, employee or agent of the company who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the company, by reason of the fact that he is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful to the fullest extent legally permissible under the Nevada corporation law against all expenses reasonably incurred or suffered by him in connection therewith.

Our articles of incorporation further provide that we may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On July 31, 2006, we closed a private placement of 1,000,000 common shares at an offering price of $0.05 per share for gross proceeds of $50,000. The securities were issued to 35 non-U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) in an offshore transaction. In issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On March 17, 2008, we closed a private placement of 5,050,000 units at a purchase price of $1.00 per unit, raising gross proceeds of $5,050,000. Each unit consists of one common share and one common share purchase warrant exercisable at $1.50 per share during the first year after the closing of the offering and at $2.00 per share during the second year after the closing of the offering. The securities were issued to 10 non-U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) in an offshore transaction. In issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On September 24, 2008, we closed a private placement of 5,655,000 units at a purchase price of $1.00 per unit, raising gross proceeds of $5,655,000. Each unit consists of one share of our common stock and one common share purchase warrant exercisable at $1.50 per share during the first year after the closing of the offering and at $2.00 per share during the second year after the closing of the offering. The securities were issued to 17 non-U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) in an offshore transaction. In issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On April 16, 2009, we issued 5,000,000 share of our common stock to Boshoff Holdings Ltd., the registered shareholder of Langford Worldwide Corp. as partial consideration for the acquisition of all of the shares of common stock of Langford, as more fully described in "Item 2.01 – Completion of Acquisition or Disposition and Assets" above. The securities were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act.

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

Pursuant to the terms of the Langford Worldwide Corp. share purchase agreement, on March 18, 2009, 88,000,000 restricted shares of our common stock that were held by John Hiner, the president of our company, were cancelled and returned to treasury, leaving 31,422,800 shares of our common stock issued and outstanding. Upon the closing of the transactions contemplated by the share purchase agreement on March 20, 2009, we issued 5,000,000 shares to the registered shareholder of Langford, Boshoff Holdings Ltd., as partial consideration for the acquisition of all the issued and outstanding shares of Langford. As of the date hereof, Boshoff Holdings Ltd. owns 13.7% of the issued and outstanding shares of our common stock.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 16, 2009, in connection with the closing of the transactions contemplated under the share purchase agreement, Stanislav Bogomolov was appointed chief operating officer of our company.

Furthermore, in connection with the closing of the transactions contemplated under the share purchase agreement, our board of directors was increased from two to three members and Stanislav Bogomolov was appointed to our board of directors.

Descriptions of Mr. Bogomolov’s business experience over the past five years can be found in the section entitled "Directors, Executive Officers, Promoters and Control Persons" above.

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the transactions contemplated under the share purchase agreement to acquire all of the issued and outstanding shares of Langford Worldwide Corp., our company has ceased to be a shell company as defined in Rule 12b-2 of the Exchange Act. Please refer to "Item 2.01 – Completion of Acquisition or Disposition and Assets" above for a detailed description of the share purchase agreement and the business of our company following the closing date.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Business to be Acquired

Consolidated Financial Statements of Langford Worldwide Corp.

-	Report of Independent Registered Public Accounting Firm dated April 10, 2009

-	Consolidated Balance Sheets at December 31, 2008 and 2007

-	Consolidated Statements of Operations for the year ended December 31, 2008 and the period from April, 2007 (Date of inception) to December 31, 2007

-	Consolidated Statements of Cash Flows for the year ended December 31, 2008 and the period from April, 2007 (Date of inception) to December 31, 2007

-	Statement of Stockholders’ Equity

-	Notes to Financial Statements

(b)        Pro Forma Financial Information

Pro Forma Financial Statements for Crown Oil and Gas Inc. (formerly OneLife Health Products Inc.)

-	Pro Forma Balance Sheet at December 31, 2008

-	Pro Forma Statement of Operations for the year ended December 31, 2008

-	Notes to Pro Forma Financial Statements

MOORE  ASSOCIATES, CHARTERED
     ACCOUNTANTS AND ADVISORS
                PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Langford Worldwide Corp.
(An Exploration Stage Company)

We have audited the accompanying consolidated and combined balance sheets of Langford Worldwide Corp. (An Exploration Stage Company) as of December 31, 2008 and 2007, and the related consolidated and combined statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2008, for the period from inception (April 2007) through December 31, 2007, and for the period from inception (April 2007) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Langford Worldwide Corp. (An Exploration Stage Company) as of December 31, 2008 and 2007, and the related consolidated and combined statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2008, for the period from inception (April 2007) through December 31, 2007, and for the period from inception (April 2007) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company currently has no source of revenue to support operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
April 10, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

LANGFORD WORLDWIDE CORP.

Consolidated and Combined Financial Statements for the
December 31, 2008 and 2007

LANGFORD WORLDWIDE CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED AND COMBINED BALANCE SHEETS
(Amounts in US dollars)

	December 31,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$96,380	$8,522
Supplies inventory	5,722	5,425
Prepaid expenses	-	533

Total current assets	102,102	14,480

Property and equipment:
Equipment	9,990	5,717
Oil and gas properties	5,370,448	2,277,278

Net property and equipment	5,380,438	2,282,995

Other assets:
Licenses	553,435	249,343
Delivery payments	-	53,707

Total other assets	553,435	293,076

Total assets	$6,035,975	$2,590,551

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$67,502	$26,381
Due to related party	14,088	7,825
Short-term loans	11,877,462	2,500,000

Total current liabilities	11,959,052	2,534,206

Total liabilities	11,959,052	2,534,206

Commitments and contingencies		-

Stockholders' equity (deficit):
Common stock, 50,000 shares authorized at $1.00 par value,
50,000 shares issued and outstanding	50,000	50,000
Stock subscription receivable	(50,000)	(50,000)
Other comprehensive income	154,747	134,653
Deficit accumulated during the exploration stage	(6,077,824)	(78,308)

Total stockholders' equity (deficit)	(5,923,077)	56,345

Total liabilities and stockholders' equity	$6,035,975	$2,590,551

The accompanying notes are an integral part of these financial statements.

LANGFORD WORLDWIDE CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Amounts in US dollars)

		For the Period	For the Period
		from Inception	from Inception
		(April, 2007)	(April, 2007)
	Year Ended	through	through
	December 31,	December 31,	December 31,
	2008	2007	2008

Revenues	$-	$-	$-
Costs and other deductions
Exploration expenses	(4,989,996)	-	(4,989,996)
Interest expense	(270,590)	-	(270,590)
General and administrative expenses	(738,930)	(78,308)	(817,238)

Loss from Operations	(5,999,516)	(78,308)	(6,077,824)

Provision for Income Taxes	-	-

Net loss	$(5,999,516)	$(78,308)	$(6,077,824)

Other Comprehensive Income
Foreign currency translation adjustment	$20,094	$134,653	$154,747

Net Comprehensive Income	$(5,979,422)	$56,345	$5,923,077

Basic and Diluted Loss Per Common Share	$(120.00)	$(1.57)

Comprehensive Income (Loss) Per Common Share	$(119.58)	$1.11

Weighted Average Common Shares
Outstanding	50,000	50,000

The accompanying notes are an integral part of these financial statements.

LANGFORD WORLDWIDE CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Amounts in US dollars)

		For the Period	For the Period
		from Inception	from Inception
		(April, 2007)	(April, 2007)
	Year Ended	through	through
	December 31,	December 31,	December 31,
	2008	2007	2008

Operating activities:
Net loss	$(5,999,516)	$(78,308)	$(6,077,824)
Adjustments to reconcile net loss to cash used in
operating activities:
Depreciation	33,840	64	33,904
Changes in operating assets and liabilities:
Supplies inventory	(297)	(5,425)	(5,722)
Delivery payments	43,733	(43,733)	-
Prepaid expenses	533	(533)	-
Accounts payable and accrued liabilities	41,121	26,381	67,504

Net cash used in operating activities	$(5,880,584)	(101,554)	$(5,982,138)

Investing activities:
Purchase of licenses	(337,542)	(249,343)	(586,885)
Purchase of equipment	(4,665)	(5,781)	(10,446)
Purchase of oil and gas properties	(3,093,170)	(2,277,278)	(5,370,448)

Net cash used in investing activities	(3,435,377)	(2,532,402)	(5,967,779)

Financing activities:
Proceeds from issuance of common stock	-	-	-
Proceeds from related party loan	6,263	7,825	14,088
Proceeds from short-term borrowings	9,377,462	2,500,000	11,877,462

Net cash provided by financing activities	9,383,725	2,507,825	11,891,550

Foreign Currency Translation Adjustment	20,094	134,653	154,747
Net increase in cash and equivalents	87,858	(126,131)	96,380
Cash and equivalents, beginning of period	8,522	-	-

Cash and cash equivalents, end of period	$96,380	$8,522	$96,380

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for:

Interest	-	-	-

Income Taxes	-	-	-

The accompanying notes are an integral part of these financial statements.

LANGFORD WORLDWIDE CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

					Deficit
					Accumulated
			Stock	Other	During the	Total
		Common	Subscription	Comprehensive	Development	Stockholders’
	Shares	Stock	Receivable	Income	Stage	Equity

Balance at inception, April
2007	-	$-	$-	$-	$-	$-

Common stock issued for cash
at $1.00 per share	50,000	50,000	(50,000)	-	-	-

Net loss for the period	-	-	-	-	(78,308)	(78,308)

Currency translation
adjustment	-	-	-	134,653	-	134,653

Balance at
December 31, 2007	50,000	50,000	(50,000)	134,653	(78,308)	56,345

Currency translation
adjustment				20,094		20,094
Net loss	-	-	-		(5,999,516)	(5,999,516)

Balance at
December 31, 2008	50,000	$50,000	$(50,000)	$154,747	$(6,077,824)	$(5,923,077)

The accompanying notes are an integral part of these financial statements.

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

1.	GENERAL

Description of Business

Langford Worldwide Corp. (the Group) was incorporated in Tortola, Road Town, British Virgin Islands in April 2007 as an international business company with a purpose to develop investment opportunities in oil and gas projects worldwide.

The Company is a 100% shareholder of two Cyprus companies, Covenlina Holdings Ltd and Bandberg Holdings Ltd, which were acquired in October and December 2007 respectively. Covenlina Holdings Ltd owns 51% of shares in Russian companies Crown Oil & Gas LLC and RosEuroNeft LLC. Bandberg Holdings Ltd owns 49% of shares in both Crown Oil & Gas LLC and RosEuroNeft LLC.

Crown Oil & Gas LLC and RosEuroNeft LLC were incorporated in Moscow in May 2007 and September 2007 respectively. Crown Oil & Gas LLC and RosEuroNeft LLC are under common control and management. Crown Oil & Gas LLC has two subsidiaries Attik LLC and Artstroy-XXI LLC. RosEuroNeft LLC owns 100% interest in Attik-Neft LLC. The Group consists of independent oil exploration and production companies. The primary operating entities of the Group are incorporated in the Russian Federation.

During 2007 Crown Oil & Gas LLC purchased 100% share in Attik LLC (the license holder for exploration and production of hydrocarbons at Tereshkinsky area) and a 100% share in Artstroy- XXI LLC (the license holder for exploration and production of hydrocarbons of the Kikinsko- Gusihinsky area). Both fields are situated in the Saratov region of the Volga-Urals oil province, Russia.

In March 2008, RosEuroNeft LLC acquired 100% interest in Attik-Neft LLC (the license holder for exploration and production of hydrocarbons at Krasnoarmeisky-2 area, in Saratov Region of the Volga-Urals oil province, Russia).

Under Russian legislation, natural resources, including oil, gas, precious metals and minerals and other commercial minerals situated within the territory of the Russian Federation are the property of the Russian Federation. The Law of the Russian Federation No. 2395-1, "On Subsurface Resources", regulates relations arising in connection with the geological study, use and protection of subsurface resources within the territory of the Russian Federation. Pursuant to the Law, subsurface resources may be developed only on the basis of a license. The license is issued by the regional governmental body and contains information on the site to be developed, the period of activity, financial and other conditions. The Group holds three licenses issued by regional authorities in the Saratov region, and an option to acquire a third license.

Exploration stage – going concern

The Company is an exploration stage enterprise. Exploration licences have been acquired; however there is currently no source of revenue to support operations which raises substantial doubt about its ability to continue as a going concern. Exploration activities have primarily been financed through short term debt. The Company expects to continue to be dependent on continued availability of financial support, and on finding and developing oil and gas reserves. There can be no certainty in this respect. These financial statements have been prepared using the going concern assumption, adjustments to the financial statements should this assumption become invalid, would be material.

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

2.	PRINCIPLES OF COMBINATION AND CONSOLIDATION

The assets and liabilities of the entities acquired by the Company in 2007 and 2008 were recorded in these financial statements at the historical cost of their acquisition.

Where necessary, intra-group transactions, balances, related income and expenses are eliminated in full on consolidation and combination. The structure of the Company as of December 31, 2008 was as follows:

Operating entities	Ownership
interest

Artstroy-XXI LLC	100%
Attik LLC	100%
Attik-Neft LLC	100%

The accompanying combined and consolidated financial statements include the combined accounts of Langford Worldwide Corp. and the accounts of majority-owned subsidiaries where no minority shareholder or group of minority shareholders exercise substantive participating rights. The purchase method of accounting is used for acquired businesses. Companies acquired during the year are included in the combined and consolidated financial statements from the date of acquisition. Intercompany profits, transactions and balances have been eliminated in consolidation.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Group maintains accounting books and records in Russian roubles in accordance with Russian statutory accounting regulations. The accompanying combined and consolidated financial statements have been prepared in order to present the combined and consolidated financial position and combined and consolidated results of operations and cash flows of the Company in accordance with accounting principles generally accepted in the United States of America.

Management estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet as well as the revenues and expenses during the reporting periods. Certain significant estimates and assumptions for the Group include: recoverability and useful lives of long-term assets and investments; allowances for doubtful accounts receivable; asset retirement obligations; legal and tax contingencies; depreciation, depletion and amortization; environmental remediation obligations; oil reserves; recognition and disclosure of guarantees and other commitments. While management uses its best estimates and judgements, actual results could differ from those estimates and assumptions used.

Concentration of business risk

The Group’s principal business activities are within the Russian Federation. Laws and regulations affecting businesses operating in the Russian Federation are subject to rapid changes, and the Group’s assets and operations could be at risk due to negative changes in the political and business environment.

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

Fiscal year

The Group’s fiscal year end is the last day of each calendar year.

Translation methodology

The Company follows a translation policy in accordance with SFAS No. 52, “Foreign Currency Translation” and has determined the rouble to be its functional currency.

The Company determined the US dollar to be its reporting currency and translates its functional currency financial statements into US dollars. Assets and liabilities are translated at year-end exchange rates, equity, other than retained earnings, at the rate effective on the date when the transaction occurred, while income and expense items are translated at average rates of exchange prevailing during the year. The resulting translation adjustment is recorded as a separate component of other comprehensive income (loss).

The translation of local currency denominated assets and liabilities into US dollars for the purpose of these combined and consolidated financial statements does not indicate that the Company could realize or settle, in US dollars, the reported values of these assets and liabilities. Likewise, it does not indicate that the Company could return or distribute the reported US dollar value of capital to its shareholders.

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and in bank accounts and short-term investments having original maturities of less than three months.

Advances receivable

Advances receivable are presented at net realizable value. Allowances for impaired advances are provided for estimated uncollectible amounts. Estimates of allowances require the exercise of judgment and the use of assumptions. Changes in allowances are recorded in the combined and consolidated statements of income.

Supplies inventory

Materials and supplies are stated at the lower of weighted average cost or market value. The Company uses the weighted-average-cost method. Costs include both direct and indirect expenditures and charges incurred in bringing an item or product to its existing condition and location. The Company’s supplies inventory is $5,730 as of December 31, 2008 and $5,425 as of December 31, 2007.

Oil and gas properties

Mineral interests in properties (hereinafter referred to as properties) includes the rights to extract oil or gas. Properties classified as unproven include properties with no proven reserves. Costs incurred to purchase, lease, or otherwise acquire a property (whether unproved or proved) are capitalized when incurred. They include the costs of lease bonuses and options to purchase or lease properties, the portion of costs applicable to minerals when land including mineral rights is purchased in fee, brokers' fees, recording fees, legal costs, and other costs incurred in acquiring properties.

Exploratory well costs (including costs associated with stratigraphic test wells) are temporarily capitalized pending determination of whether such oil and gas reserves have been found to the

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

proven reserves, which justify commercial development. If such reserves are not found, the drilling costs are charged to exploratory expenses. Intangible drilling costs applicable to productive wells and to development dry holes, as well as tangible equipment costs and costs of injection wells related to development of oil and gas reserves are capitalized.

Oil and gas properties are accounted for using the successful efforts method of accounting whereby property acquisitions, successful exploratory wells, all development costs and support equipment and facilities are capitalized.

Depreciation, depletion and amortization

Depletion and amortization of oil and gas properties are provided on the unit-of-production method based on the ratio of current year production to total estimated future production from proved developed reserves. The Company has not begun production from its oil and gas properties as of December 31, 2008 accordingly, no depletion and amortization has been recorded.

Depreciation expense on office equipment is computed over the estimated useful life of the equipment of 5 years using the straight-line method. The following is a summary of the Company's major categories of property and equipment at December 31, 2008:

Office equipment	$12,072
Less accumulated depreciation	(2,083)
$9,989

Depreciation expense on office equipment for the years ended December 31, 2008 and 2007 was $392 and $64, respectively. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized.

Depreciation expense on licenses is computed over the estimated life of the license of 25 years using the straight-line method:

Licenses	$586,885
Less accumulated depreciation	(33,449)
$553,435

Depreciation expense on office equipment for the years ended December 31, 2008 and 2007 was $33,449 and $9,974, respectively.

Income taxes

Russian legislation does not contain the concept of a "consolidated tax payer" and, accordingly, the Company is not subject to taxation on a consolidated basis. Current income taxes are provided on taxable profit of each subsidiary as determined under the Russian Federation Tax Code at a rate of 24%, as of December 31, 2008, after adjustments for certain items which are not deductible for taxation purposes.

Deferred income tax assets and liabilities are recognized in the accompanying combined and consolidated financial statements in the amounts determined by the Group using the liability method in accordance with SFAS 109 "Accounting for Income Taxes". This method takes into account future tax consequences attributable to temporary differences between the carrying amounts of existing

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

assets and liabilities for the purpose of the combined and consolidated financial statements and their respective tax bases and in respect of operating loss and tax credit carry forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse and the assets be recovered and liabilities be settled. A valuation all owance for deferred tax asset is recorded when management believes that it is more likely than not that this tax asset will not be realized in the future.

Comprehensive income

The Company’s comprehensive income is the cumulative foreign currency translation adjustment.

Contingencies

Certain conditions may exist as of the date these financial statements are issued, which may result in a loss to the Group, but which will only be resolved when one or more future events occur or fail to occur. The Group's management and legal counsel assess such contingent liabilities. The assessment of loss contingencies necessarily involves an exercise of judgment and is a matter of opinion. In assessing loss contingencies related to legal proceedings that are pending against the Group or unasserted claims that may result in such proceedings, the Group's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Group's financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. If loss contingencies can not be reasonably estimated, management recognizes the loss when information becomes available.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed. However, in some instances in which disclosure is not otherwise required, the Group may disclose contingent liabilities of an unusual nature which, in the judgment of management and its legal counsel, may be of interest to shareholders or others.

Retirement and other benefit obligations

The Company does not have any substantial pension arrangements separate from the State pension system of the Russian Federation, which requires current contributions by the employer calculated as a percentage of current gross salary payments; such contributions are charged to expense as incurred. In addition, the Company has no post-retirement benefits or significant other compensated benefits requiring accrual.

Recent accounting standards

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”. SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161,

Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.’This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company adopted SFAS No. 159 beginning March 1, 2008. The adoption of this pronouncement did not have an impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company adopted this statement March 1, 2008. The adoption of this pronouncement did not have an impact on the Company’s financial position, results of operations or cash flows.

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

Fair value of financial instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and short-term notes and loans receivable and payable reported in the consolidated statement of financial position approximate fair values due to the short maturity of those instruments.

4.	ACQUISITIONS OF SUBSIDIARIES

In 2007 Crown Oil & Gas LLC acquired a controlling interest (100% share) in Attik LLC and Artstroy-XXI LLC. The main assets of Attik LLC and Artstroy-XXI LLC are licenses for exploration and production of hydrocarbons at Tereshinksy and Kikinsko-Gusihinsky licensed areas, respectively.

The purchase price for Attik LLC and Artstroy-XXI LLC was $1,081,000 and $945,000, respectively. The purchase price was allocated to assets acquired and liabilities assumed. The excess of purchase price over net assets acquired was allocated to the cost of licenses, as part of “oil and gas properties”.

In March 2008, RosEuroNeft LLC acquired 100% interest in Attik-Neft LLC (the license holder for exploration and production of hydrocarbons at Krasnoarmeisky-2 licensed area, in Saratov Region of the Volga-Urals oil province, Russia).

The purchase price for Attik-Neft LLC was $3,675,000. The purchase price was allocated to assets acquired and liabilities assumed. The excess of purchase price over net assets acquired was allocated to the cost of licenses, as part of “oil and gas properties”.

The following table summarizes the purchase price allocation of the companies acquired during the period ended December 31, 2008:

	Attik	Artstroy-XXI	Attik-Neft
	LLC	LLC	LLC	Total

Month of acquisition	May 2007	May 2007	May 2008

Ownership interest acquired	100%	100%	100%

Region of operations	Saratov region	Saratov region	Saratov region

Current assets	$44,989	$9,702	$-	$54,691
Oil & gas properties (licenses)	1,797,933	1,290,058	3,675,000	6,762,991
Current liabilities	(378,761)	(52,196)	(469,572)	(900,529)
Deferred tax liability	(382,832)	(302,550)	-	(685,382)

Purchase price	$1,081,329	$945,014	$3,205,428	$5,701,343

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

5.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents as of December 31, 2008 and 2007, comprise the following:

	December 31,	December 31,
	2008	2007

Cash in bank – Rubles (translated to US dollars at December 31, 2008
and 2007)	$55,656	$7,574
Cash in bank – US dollars	40,723	948

Total cash and cash equivalents	$96,380	$8,522

6.	OIL AND GAS PROPERTIES AND LICENSES

Oil and gas properties and licenses, are as follows:

	December 31,	December 31,
	2008	2007

Opening Balance	$3,241,835	$-
Licenses	304,092	249,343
Oil and gas properties	3,093,170	2,277,278

Closing Balance	$6,639,097	$3,241,835

The Company's oil and gas fields and related hydrocarbons belong to government authorities. The Company obtains licenses from such government authorities and pays royalties to explore and produce from these fields. The licenses expire in 2030 (two) and 2032 (one). During 2008, the Company began 2D seismic and research works on its licensed areas.

The Company recently acquired the license and has been incurring exploration costs. No determination has been made as to the success of the exploration or the existence of resources, and therefore no depletion has been recorded.

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

7.	SHORT TERM LOANS

As of December 31, 2008 the Group has short-term non-bank loans outstanding as follows:

	2008	2007

Short term credit facilities, due April 30, 2009, bearing interest at 10% per annum and secured by shares of the Company’s
subsidiaries	$2,500,000	$2,500,000
Short term loan, due May 31, 2009, bearing interest at 5% per
annum and secured by shares of the Company’s subsidiaries	9,106,872	-
Accrued interest on loans	270,590	-

Total	$11,606,872	$2,500,000

8.	EQUITY TRANSACTIONS

The Company didn’t have any equity transactions in 2008

9.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair values

The net carrying values of cash and cash equivalents, short-term investments, short-term loans receivable, advances given and accounts payable, taxes payable and accrued liabilities approximate their fair values because of the short-term maturities of these instruments.

Credit risk

The Group’s financial instruments that are potentially exposed to concentrations of credit risk consist primarily of advances given, cash and cash equivalents, as well as prepaid VAT, loans receivable and advances. A significant portion of the Group’s advances given is due to from domestic trading companies. The Group does not generally require collateral to limit the exposure to loss. However letters of credit and prepayments may be used. Although collection of these receivables could be influenced by economic factors affecting this entity, management believes there is no significant risk of loss to the Group beyond provisions already recorded.

Prepaid VAT, representing amounts payable or paid to suppliers, is recoverable form the tax authorities via offset against VAT payable to the tax authorities on the Group’s revenue or direct cash receipts from the tax authorities. Management periodically reviews the recoverability of the balance of prepaid VAT and believes it is fully recoverable within one year.

10.	COMMITMENTS AND CONTINGENCIES

Taxes

Russian tax and customs legislation is subject to varying interpretations, and changes, which can occur frequently. Management's interpretation of such legislation as applied to the transactions and activity of the Group may be challenged by the relevant authorities. The Russian tax authorities may be taking a more assertive position in their interpretation of the legislation and assessments, and it is possible that transactions and activities that have not been challenged in the past may be challenged. The Supreme Arbitration Court issued guidance to lower courts on reviewing tax cases providing a

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

systemic roadmap for anti-avoidance claims, and it is possible that this will significantly increase the level and frequency of tax authorities’ scrutiny. As a result, significant additional taxes, penalties and interest may be assessed. Fiscal periods remain open to review by the authorities in respect of taxes for three calendar years prior to the year of review. Under certain circumstances reviews may cover longer periods.

Operating Environment

While there have been improvements in the economic situation in the Russian Federation in recent years, the country continues to display some characteristics of an emerging market. These characteristics include, but are not limited to, the existence of a currency that is not freely convertible in any countries outside of the Russian Federation, restrictive currency controls, and a level of inflation. The prospects for future economic stability in the Russian Federation are largely dependent upon the effectiveness of economic measures undertaken by the government, together with legal, regulatory, and political developments.

Environmental Matters

The enforcement of environmental regulation in the Russian Federation is evolving and the enforcement posture of government authorities is continually being reconsidered. The Company periodically evaluates its potential obligations under environmental regulation. Management is of the opinion that the Company has met the government's requirements concerning environmental matters, and therefore believes that the Company does not have any material current environmental liabilities.

License commitments

In accordance with the terms of license agreements the Group is obliged to perform certain research works within the period of validity of the license. In December 2007 the Group signed two agreements on the conduct of seismic and exploratory works and adopted exploration program for 2008-2009. In September 2008, the Group signed an agreement to conduct 2D seismic works at the third area, acquired in 2008. The total amount of commitments under 3 agreements are approximately $7,419,232 and outstanding capital commitments as of December 31, 2008 are approximately $3,409,614.

11.	RELATED PARTY TRANSACTIONS

During 2008, the Company received $6,263 in advances from related. The advances were non interest bearing, unsecured and due upon demand.

12.	SUBSEQUENT EVENTS

Exploration

In January 2009, the Group completed the 2nd stage of seismic exploration at Kikinsko-Gusikhinsky licensed area , acquiring 80 km of new 2D seismic.

In February 2009, the Group completed the 2nd stage of seismic exploration at Tereshkinsky licensed area, acquiring 50 km of new 2D seismic.

13.	S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES (UNAUDITED)

(1)	Capitalized Costs Relating to Oil and Gas Producing Activities:

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

	December 31,	December 31,
	2008	2007

Proved oil and gas producing properties and related lease well
equipment	$-	$-
Unproved oil and gas properties	-	-
Accumulated depreciation and depletion	-	-

Net Capitalized Costs	$-	$-

(2)	Costs Incurred in Oil and Gas Property Acquisition, Exploration, and Development Activities:

	December 31,	December 31,
	2008	2007

Acquisition of properties
Proved	$-	$-
Unproved	5,957,333	2,277,278
Exploration Costs	4,989,996	-
Development Costs	-	-

The Company does not have any investments accounted for by the equity method.

(3)	Results of Operations for Producing Activities:

	December 31,	December 31,
	2008	2007

Sales	$-	$-
Production costs	-	-
Depreciation and depletion	-	-
Income tax expense	-	-
Results of operations for producing activities
(excluding the activities of the pipeline transmission
operations, corporate overhead and interest costs)	$-	$-

(4)	Reserve Quantity Information

	Oil	Gas
	BBL	CF
Inception and December 31, 2007	-	-
Revisions of previous estimates
for improved recovery	-	-
December 31, 2008	-	-

Proved developed reserves:

	Oil	Gas
	BBL	CF
December 31, 2008	-	-

During the period ended December 31, 2008, the Company did not perform reserve studies and estimates on its various properties. The difficulties and uncertainties involved in estimating proved oil and gas reserves makes comparisons between companies difficult.

LANGFORD WORLDWIDE CORP.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 2007) TO DECEMBER 31, 2008
(Amounts in US dollars)

Estimation of reserve quantities is subject to wide fluctuations because it is dependent on judgmental interpretation of geological and geophysical data.

(5) Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

	December 31,	December 31,
	2008	2007

Future cash flows	$-	$-
Future production, development cost and
income tax expense	-	-
Future net cash flows	-	-
Discounted for estimated timing of cash flows	-	-
Standardized measure of discounted future net
cash flows	$-	$-

(6) Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Continued)

Future income taxes were determined by applying the statutory income tax rate to future pre-tax net cash flow relating to proved reserves.

The following schedule summarizes changes in the standardized measure of discounted future net cash flow relating to proved oil and gas reserves:

	December 31,	December 31,
	2008	2007

Standardized measure, beginning of period	$-	$-
Oil and gas sales, net of production costs	-	-
Sales of mineral in place	-	-
Purchases	-	-
Net change due to revisions in quantity estimates	-	-
Accretion of discount items	-	-
Standardized measure, end of period	$-	$-

The above schedules relating to proved oil and gas reserves, standardized measure of discounted future net cash flows and changes in the standardized measure of discounted future net cash flows have their foundation in engineering estimates of future net revenues that are derived from proved reserves and prepared using the prevailing economic conditions. These reserve estimates are made from evaluations conducted by independent geologists, of such properties and will be periodically reviewed based upon updated geological and production data. Estimates of proved reserves are inherently imprecise. The above standardized measure does not include any restoration costs due to the fact the Company does not own the land.

Crown Oil and Gas Inc.
(An Exploration Stage Company)

Pro-Forma Consolidated Financial Statements

December 31, 2008

Crown Oil and Gas Inc.
(An Exploration Stage Company)

INTRODUCTION AND BASIS OF PRESENTATION
FOR PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma consolidated financial statements give effect to the acquisition of Langford Worldwide Corp. (called “Langford”) by Crown Oil and Gas Inc. (called “Crown”).

By Agreement and Share Purchase Agreement dated April 16, 2009, Crown, a public corporation incorporated in Nevada on February 17, 2006, acquired 100% of the issued and outstanding shares of Langford, a private corporation incorporated in the British Virgin Islands in April, 2007, in exchange for 5,000,000 shares of common stock of the Company representing 13.7% of its total issued and outstanding shares at the time.

The acquisition of Langford by Crown is considered an acquisition and was accounted for as such with Crown being treated as the accounting and legal parent and Langford being treated as the accounting and legal subsidiary. This means the consolidated results of operations of Crown going forward will include those of Crown for the period from its inception on February 17, 2007 and those of Langford since the date of the acquisition, April 16, 2009.

The following pro forma consolidated balance sheet includes the balance sheets of Crown and Langford as of December 31, 2008, as if the acquisition of Langford occurred on that date.

The pro forma consolidated balance sheet and statement of net loss should be read in conjunction with the separate historical audited financial statements for both Crown and Langford, appearing elsewhere herein, as follows:

(i)	for Crown, audited financial statements for the years ended December 31, 2008 and 2007, as filed recently in Form 10K-SB;

(ii)	for Langford, audited financial statements for the years ended December 31, 2008 and 2007

The fiscal year ends of Crown and Langford is December 31. The pro forma condensed consolidated statement of net loss and deficit of Crown is within the allowable 135 days of its most recent year end. The pro forma balance sheet and earnings (loss) per share data of Crown and Langford are indicative of its consolidated financial position, had the acquisition occurred on December 31, 2008.

CROWN OIL AND GAS, INC.
(An Exploration Stage Company)
PRO FORMA CONSOLIDATED BALANCE SHEET
As at December 31, 2008

				Pro-Forma	Pro-Forma
	Crown	Langford		Adjustments	Consolidated
	(A)	(B)		(Note 2)
	$	$		$	$
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,193,872	$96,380	(a)	$(300,000)	$990,252
Other current assets	-	5,722			5,722
	1,193,872	102,102		(300,000)	995,974

LOAN AND INTEREST
RECEIVABLE	9,377,462	-	(c)	(9,377,462)	-
EQUIPMENT AND SOFTWARE	-	9,990			9,990
LICENCES	-	553,435			553,435
OIL AND GAS PROPERTIES	-	5,370,448	(a)	11,223,077	16,593,525
OTHER NON-CURRENT ASSETS	350	-			350
	$10,571,684	$6,035,975		$1,545,615	$18,153,274

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued
liabilities	$27,463	$67,502			$94,965
Note payable	-	11,877,462	(c)	$(9,377,462)	2,500,000
Due to shareholders	185	14,088			14,273
	27,648	11,959,052		(9,377,462)	2,609,238

STOCKHOLDERS' EQUITY

CAPITAL STOCK
Authorized –
900,000,000 common shares $0.001 par value;
35,705,000 issued and outstanding	118,705	50,000	(a)	5,000	35,705
			(b)	(50,000)
			(d)	(88,000)

STOCK SUBSCRIPTION	-	(50,000)	(b)	50,000	-
RECEIVABLE
ADDITIONAL PAID IN CAPITAL	10,441,295		(a)	4,995,000	15,524,295
			(d)	88,000
CONTRIBUTED SURPLUS	134,784	-			134,784
OTHER COMPREHENSIVE
INCOME	-	154,747		(154,747)	-
DEFICIT	(150,748)	(6,077,824)		6,077,824	(150,748)
	10,544,036	(5,293,077)		10,923,077	15,544,036
	$10,571,684	$6,035,975		$1,545,615	$18,153,274

CROWN OIL AND GAS, INC.
(An Exploration Stage Company)
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2008

				Pro-Forma	Pro-Forma
	Crown	Langford		Adjustments	Consolidated
				(Note 2)
	$	$		$	$
	(A)	(B)

Net Loss	(82,607)	(5,999,516)	(a)	6,600,000	(82,607)
			(a)	(6,600,000)
			(a)	5,999,516

Retained Earnings (Deficit), Beginning	(68,141)	(78,308)	(a)	78,308	-

Deficit, End	(158,748)	(6,077,824)	(a)	6,077,824	(158,748)

Basic and diluted net loss per share	($0.00)	($120.00)			($0.00)

Weighted average number of common
shares outstanding	111,998,493	50,000			111,998,493

The accompanying notes are an integral part of these pro forma financial statements.

CROWN OIL AND GAS INC.
(An Exploration Stage Company)
PRO FORMA CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
As at December 31, 2008

NOTE 1 – Share Exchange Transaction

On March 20, 2009, Crown a public shell company, entered into a share exchange agreement with Langford, a private corporation, whereby 100% of the shares of Langford were exchanged for 5,000,000 shares of Crown common stock plus a forgiveness of debt between Crown and Langford of $6,600,000 and cash consideration of $300,000. There was no change in beneficial ownership of Crown as a result of the transaction and accordingly, the acquisition of Langford by Crown is considered an acquisition and was accounted for as a such.

NOTE 2 - Pro Forma Adjustments

The pro forma adjustments to the consolidated balance sheet give effect to the acquisition of Langford as if the transactions had occurred at December 31, 2008.

Balance Sheet as of December 31, 2008

A.	Derived from the audited balance sheet of Crown as of December 31, 2008.

B.	Derived from the audited balance sheet of Langford as of December 31, 2008.

	a.	Issuance of 5,000,000 shares at a value of $1 per share, forgiveness of $6,600,000 of debt and cash consideration of $300,000. Allocated to assets and liabilities at fair value.

	b.	Elimination of share capital, comprehensive income and retained earnings of Langford.

	c.	Elimination of intercompany debt.

	d.	Cancellation of 88,000,000 common shares.

(c)        Shell Company Transactions

Not applicable.

(d)        Exhibits

Exhibit No.	Description

(3)	Articles of Incorporation and By-laws

3.1	Articles of Incorporation (1)

3.2	By-laws (1)

3.3	Articles of Merger filed with the Nevada Secretary of State and effective on January 15, 2008 (2)

3.4	Certificate of Change filed with Nevada Secretary of State on January 28, 2008 (3)

(10)	Material Contracts

10.1	Form of Subscription Agreement in respect of offering of 1,000,000 common shares at $0.05 per share (1)

10.2	Form of Subscription Agreement dated for reference February 15, 2008 in respect of offering of 5,050,000 units at $1.00 per unit (5)

10.3	Form of Subscription Agreement dated for reference April 10, 2008 in respect of offering of 5,655,000 units at $1.00 per unit (6)

10.4	Stock Option Agreement dated May 30, 2008 (8)

10.5	Share Purchase Agreement dated March 20, 2009 with Langford Worldwide Corp. and Boshoff Holdings Ltd. (7)

10.6	Employment Agreement between Crown Oil & Gas LLC and Stanislav Vladimirovitch Bogomolov dated April 16, 2007 (9)

10.7	Employment Agreement between RosEuroNeft LLC and Stanislav Vladimirovitch Bogomolov dated August 27, 2007 (9)

10.8	Employment Agreement between Attik LLC and Stanislav Vladimirovitch Bogomolov dated July 12, 2007 (9)

10.9	Employment Agreement between Artstroy-XXI LLC and Stanislav Vladimirovitch Bogomolov dated June 7, 2007 (9)

10.10	Employment Agreement between Attik-Neft and Stanislav Vladimirovitch Bogomolov dated March 27, 2008 (9)

10.11	Subsurface Mineral Resources Licence (No. CPT01000HP (SRT01000NR)) for the Tereshkinsky field registered to Attik LLC on September 5, 2005 (9)

10.12	Subsurface Mineral Resources Licence (No. CPT00949HP (SRT00949NR)) for the Kikinsko-Gusikhinsky field registered to Artstroy-XXI LLC on May 5, 2005 (9)

10.13	Subsurface Mineral Resources Licence (No. CPT01152HP (SRT01152NR)) for the Krasnoarmeisky-2 field registered to Attik-Neft LLC on August 20, 2007 (9)

(14)	Code of Ethics

14.1	Code of Ethics and Business Conduct (4)

(99)	Additional Exhibits

99.1	News Release dated April 16, 2008 (9)

________________________

(1)	Incorporated by reference to our registration statement on Form SB-2 filed on February 5, 2007.
(2)	Incorporated by reference to our current report on Form 8-K filed on January 16, 2008.
(3)	Incorporated by reference to our current report on Form 8-K filed on February 1, 2008.
(4)	Incorporated by reference to our annual report on Form 10-KSB filed on March 3, 2008.
(5)	Incorporated by reference to our current report on Form 8-K filed on March 20, 2008.
(6)	Incorporated by reference to our current report on Form 8-K filed on September 25, 2008.
(7)	Incorporated by reference to our current report on Form 8-K filed on March 20, 2009.
(8)	Incorporated by reference to our annual report on Form 10-K filed on April 15, 2009.
(9)	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN OIL AND GAS INC.

/s/ John Hiner
John Hiner
President

Date: April 22, 2009